The business combination described in this document involves securities of Japanese companies. The business combination is subject to disclosure requirements of Japan that are different from those of the United States. Financial information included in this document, if any, was excerpted from financial statements prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies.

It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuers are located in Japan and some or all of their officers and directors reside outside of the United States. You may not be able to sue a Japanese company or its officers or directors in a Japanese court for violations of the U.S. securities laws.

It may be difficult to compel a Japanese company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the issuer may purchase securities otherwise than under the business combination, such as in the open market or through privately negotiated purchases.

Dear Shareholders:

We would like to express our appreciation to shareholders for their continued support.

SATORI ELECTRIC CO., LTD. on October 14, 2025, reached a final agreement on the business integration with Hagiwara Electric Holdings Co., Ltd. through the establishment of a joint holding company. The electronics and IT markets in which the Group operates continue to expand while changing rapidly, and customer needs are also diversifying and growing more sophisticated than ever before. Against such a backdrop, we seek to provide even greater functional value and to improve corporate value by concentrating the management resources of both companies in the newly established MIRAINI HOLDINGS CO., LTD. and leveraging each of our strengths.

We seek the understanding of shareholders for this business integration and ask for your continued support.

Hiroyuki Satori

Representative Director,

President, Executive Officer

November 2025

This document has been translated from a part of the Japanese original for reference purposes only. In the event of any discrepancy between this translated document and the Japanese original, the original shall prevail. The Company assumes no responsibility for this translation or for direct, indirect or any other forms of damages arising from the translation.

Securities code: 7420

November 25, 2025

(Commencement date of measures for electronic provision: November 19, 2025)

To Shareholders with Voting Rights:

Hiroyuki Satori Representative Director, President, Executive Officer SATORI ELECTRIC CO., LTD. 14-10, Shiba 1-chome, Minato-ku, Tokyo, Japan

NOTICE OF

AN EXTRAORDINARY SHAREHOLDERS MEETING

Dear Shareholders:

We would like to express our appreciation to all of the shareholders of SATORI ELECTRIC CO., LTD. (the “Company”) for their continued support.

We are pleased to announce that an Extraordinary Shareholders Meeting will be held as described below (on the next page).

In accordance with laws and regulations and the Company’s Articles of Incorporation, this Shareholders Meeting will be held exclusively online as a “shareholders meeting without a designated location” (virtual-only shareholders meeting). As there will be no venue where shareholders can physically attend the meeting, shareholders are kindly asked to attend via the Internet.

In convening this Shareholders Meeting, the Company has taken measures for electronic provision of information; the matters subject to measures for electronic provision (the reference documents for this Shareholders Meeting, etc.) are provided in the “NOTICE OF AN EXTRAORDINARY SHAREHOLDERS MEETING” posted on the website listed below.

Shareholders meeting website	https://www.satori.co.jp/ir/stock/meeting.html
TSE website (Listed Company Search)

https://www2.jpx.co.jp/tseHpFront/JJK020010Action.do?Show=Show

Access the website above and search the records by entering the issue name (company name) or the Company’s securities code “7420.” Next, click “Basic information” and then “Documents for public inspection/PR information.”

If you are not attending the meeting in person, or if you are attending the meeting but wish to be prepared in the case of communication issues, etc. on the day of the meeting, you may exercise your voting rights in advance in writing (by post) or via the Internet. Please review the reference documents and exercise your voting rights by 5:00 p.m. on Wednesday, December 10, 2025.

1. Date and Time:

Thursday, December 11, 2025 at 10:00 a.m.

* Online streaming is scheduled to begin at 9:30 a.m.

* If it becomes difficult to hold the meeting at the above date and time due to communication issues, etc., the meeting will be held on the backup date of Friday, December 12, 2025 at 10:00 a.m. In this case, details will be re-posted on the Company’s website (https://www.satori.co.jp/english.html).

2. Method for Holding the Meeting:

Shareholders meeting without a designated location (virtual-only shareholders meeting)

* This meeting is a virtual-only shareholders meeting held exclusively online.

There will be no physical venue for shareholders to attend.

* Please access and log in to the designated website (https://web.sharely.app/ym) for shareholders and attend the meeting. For details, please refer to “Information Regarding the Virtual-Only Shareholders Meeting” beginning on page 6 of this convocation notice.

3. Meeting Agenda: Proposal to be resolved:
Proposal	Approval of the share transfer plan with Hagiwara Electric Holdings Co., Ltd.

●	The method of communication used to send and receive information for this Extraordinary Shareholders Meeting will be via the Internet.
●	If any revisions are made to the matters subject to measures for electronic provision, the amended documents will be posted on each website where these matters are posted.
●	If you wish to attend the meeting by proxy, you are kindly asked to appoint another shareholder with voting rights as your proxy, in accordance with laws and regulations and the Articles of Incorporation. For details on the procedure, please refer to “9. Attendance by Proxy” on page 9.
●	For this Shareholders Meeting, we send a document that contains the matters subject to measures for electronic provision, regardless of whether a request for delivery of documents has been made. Among the matters subject to measures for electronic provision, the items below are not included in the paper copy to be sent to shareholders who have requested it in accordance with laws and regulations and provisions in Article 14 of the Company’s Articles of Incorporation.
•	Content of Hagiwara Electric Holdings Co., Ltd.’s financial statements for the fiscal year ended March 2025
●	This Shareholders Meeting will be conducted in Japanese only.

Guide to Exercising Voting Rights

Voting rights at shareholders meetings are important rights of shareholders. Please review the reference documents for this Shareholders Meeting attached to this notice (from page 15) and exercise your voting rights.

There are three ways to exercise your voting rights, as described below:

➢ If You Are Attending the Virtual-Only Shareholders Meeting

Please attend the Shareholders Meeting and exercise voting rights in accordance with the “Information Regarding the Virtual-Only Shareholders Meeting” beginning on page 6.

Date and Time:	Thursday, December 11, 2025 at 10:00 a.m. (Online streaming is scheduled to begin at 9:30 a.m.)

➢ If You Are Exercising Voting Rights by Post

Please indicate approval or disapproval of the proposal on the enclosed Voting Rights Exercise Form and return it by post. Please return the form as early as possible given that delivery could take several days on account of the postal conditions and other factors.

Deadline for exercise:	The Voting Rights Exercise Form must reach us no later than Wednesday, December 10, 2025, 5:00 p.m.

➢ If You Are Exercising Voting Rights via the Internet

Please follow the instructions on the next page to enter approval or disapproval of the proposal.

Deadline for exercise:	Wednesday, December 10, 2025, 5:00 p.m.

Guide to Filling Out the Voting Rights Exercise Form

Please indicate approval or disapproval of the proposal in the designated section on the Voting Rights Exercise Form.

To indicate approval, circle the Approve field. To indicate disapproval, circle the Disapprove field.

Note on handling of exercise of voting rights

If there is no indication of approval or disapproval of the proposal on the Voting Rights Exercise Form, it will be considered as indication of approval.

Guide for Exercising Voting Rights Via the Internet

Scanning the QR Code
“Smart Vote”

Shareholders can log in to the website for exercising voting rights without entering a voting right exercise code or password.

1. Please scan the QR Code at the bottom of the right of the Voting Rights Exercise Form.

* QR Code is a registered trademark of DENSO WAVE INCORPORATED.

2. Please enter approval or disapproval by following the instructions on the screen.

Entering the Voting Right Exercise
Code and Password

Website for Exercise of Voting Rights:

https://www.web54.net

1. Please access the Website for Exercise of Voting Rights

Click “Next” to continue.

2. Please enter the Voting Rights Exercise Code printed on the Voting Rights Exercise Form.

Enter the Voting Right Exercise Code.

Voting rights can be exercised only once using the Smart Vote method.

To make a correction after exercising your voting rights, please access the PC website and log in by entering your voting right exercise code and password printed on the Voting Rights Exercise Form and exercise your voting rights again.

* The PC website can be accessed by scanning the QR Code again.

Click “Log In.”

3. Please enter the password printed on the Voting Rights Exercise Form

Enter the password.

Please set a new password for actual use then click “Register.”

4. Please enter approval or disapproval by following the instructions on the screen.

Should you have any questions about how to exercise your voting rights via the Internet using a personal computer, smartphone, etc., please contact:

Sumitomo Mitsui Trust Bank Ltd. Stock Transfer Agency Web Support Phone: 0120-652-031 (toll free) (Hours: 9:00 a.m. through 9:00 p.m. )

• If shareholders exercise their voting rights both via the Internet and by post, the exercise of voting rights via the Internet will be deemed valid.

• If shareholders exercise their voting rights via the Internet multiple times or exercise their voting rights in duplicate by personal computer and smartphone, the last exercise shall be deemed valid.

The electronic platform for exercising voting rights operated by ICJ, Inc. is available to institutional investors.

Information Regarding the Virtual-Only Shareholders Meeting

The Company’s Board of Directors has decided to hold this shareholders meeting in the form of a virtual-only shareholders meetings in order to improve shareholder convenience, ensure fairness by providing equal opportunities to participate, and promote dialogue, as well as out of consideration of the opinions of shareholders. As there is no venue where shareholders can physically attend the meeting, shareholders are kindly asked to attend virtually via the Internet by accessing the designated website for shareholders and verifying their identity with their ID and password.

1. Date and Time

Thursday, December 11, 2025 at 10:00 a.m.

* Online streaming is scheduled to begin at 9:30 a.m.

* If it becomes difficult to hold the meeting at the above date and time due to communication issues, etc., the meeting will be held on the backup date of Friday, December 12, 2025 at 10:00 a.m. In this case, details will be reposted on the Company’s website:

https://www.satori.co.jp/english.html

2. Log-in Method

(1)  Please access the designated website for shareholders.

(2) Please enter your ID and password contained in the Notice on How to Attend the Virtual Shareholders Meeting enclosed with this convocation notice, and log in.

Designated website for shareholders: https://web.sharely.app/ym

Note: ID and password are required.

3. Handling of Exercise of Voting Rights on the Day of the Meeting and Prior

For shareholders who have exercised voting rights in advance either by post or via the Internet, but then attended the Shareholders Meeting, the following shall apply. We ask for your understanding.

(1) When the exercise of voting rights on the day of the meeting has been confirmed, the prior exercise of voting rights will be deemed void.

(2) When the exercise of voting rights on the day cannot be confirmed, prior exercise of voting rights will be deemed effective.

If a shareholder attends virtually on the day of the meeting without having exercised their voting rights in advance but their exercise of voting rights on the day cannot be confirmed, it will be deemed an abstention.

4. Method for Exercising Voting Rights

Shareholders attending virtually may exercise their voting rights. After logging in, please select approval or disapproval of the proposal on the screen and submit it, in accordance with the instructions given by the Chair of the meeting.

5. Method of Submitting Questions and Motions on the Day of the Meeting

When attending virtually, shareholders may submit questions and motions. After logging in, shareholders are requested to follow the instructions of the Chair and to select the question or motion button on the screen before submitting.

Due to the limited time for the Q&A session and to ensure smooth proceedings, each shareholder will be limited to no more than three questions (one question per submission / each question no more than 150 characters). Please make your submission in Japanese.

Please note that not all submitted questions may be answered during the Shareholders Meeting depending on how deliberations progress. We plan to answer questions that are related to the meeting’s agenda item and that do not overlap with other questions. Answers for questions related to the agenda item of this meeting and that cannot be answered will be posted on the Company’s website following the close of the meeting together with answered questions, provided there are no obstacles to disclosure, including possible infringements of the privacy of individuals.

If it is determined that the smooth proceedings or the stable operation of the virtual-only shareholder meeting system may be hindered by repeatedly sending similar questions, etc., or by repeatedly sending text data exceeding the character count, or by repeatedly sending questions, etc. containing inappropriate content or content unrelated to the agenda item for this Shareholder Meeting, the Company may forcibly disconnect communication with the shareholder upon a decision by the Secretariat at the order or direction of the Chair.

With regard to motions as well, please limit each submission to one motion and a maximum of 150 characters to ensure smooth proceedings. Please make your submission in Japanese.

6. Responses to Telecommunication Failures, etc.

At the beginning of this Shareholders Meeting, a resolution will be submitted to grant the Chair the authority to decide to postpone or adjourn the Shareholders Meeting in the event the proceedings are impeded due to telecommunication failures, etc. If the Chair decides on the postponement or adjournment of the Shareholders Meeting based on the resolution set forth above, a postponed meeting or an adjourned meeting will be held on the alternative date and time set forth below:

Friday, December 12, 2025 at 10:00 a.m.

In that event, the details will be re-posted on the Company’s website (https://www.satori.co.jp/english.html).

7. Policy for Handling Prior Questions

Questions from shareholders will be accepted from the designated shareholder website in advance. Please enter the question by clicking the question button on the screen and then submit. Please limit questions to content related to the agenda item for this Shareholders Meeting. Answers will be provided on the day of the Shareholders Meeting to questions that are of particularly high interest to shareholders, but please note that individual answers cannot be given.

Prior questions will be accepted:

From Tuesday, November 25, 2025 through Thursday, December 4, 2025 at 5:00 p.m. JST

* Shareholders may submit no more than three questions (one question per transmission / each question no more than 150 characters). Please make your submission in Japanese.

* Please note that questions will not be able to be submitted after the acceptance period. We request that you submit your questions early in the acceptance period.

8. For Shareholders with Trouble Using the Internet

Shareholders who wish to exercise their voting rights but have difficulty in using the Internet are asked to exercise their voting rights in advance in writing.

9. Attendance by Proxy

Voting rights may be exercised by appointing another shareholder with voting rights as a proxy. For shareholders requesting attendance by proxy, a document stating the intention to appoint a proxy (power of attorney) must be submitted to the Company prior to this Shareholders Meeting by sending it by post to the address below.

The power of attorney form can be downloaded from the shareholder meeting website.

Necessary documents:

- Power of attorney * Must bear the signature or seal of the delegating shareholder.

- Copy of the Voting Rights Exercise Form of the delegating shareholder and a copy of the “Notice on How to Attend the Virtual Shareholders Meeting” * Enclosed with this convocation notice

- Copy of the Voting Rights Exercise Form of the delegated shareholder

Addressee:

To: SATORI ELECTRIC CO., LTD.

Shareholder Meeting Secretariat

14-10, Shiba 1-chome, Minato-ku, Tokyo 105-0014

Submission deadline:

Documents must arrive by 5:00 p.m. on Thursday, December 4, 2025.

* If the required documents have not been received by the submission deadline, attendance by proxy will not be permitted.

* If the required documents are incomplete, attendance by proxy may not be permitted.

10. Manual for Attending the Extraordinary Shareholders Meeting

Please refer to the following shareholder meeting website to view the manual for attending the Extraordinary Shareholders Meeting for logging in, the exercise of voting rights, submission of questions and motions on the day, prior questions, and attendance by proxy, etc.

Shareholder Meeting Website:https://www.satori.co.jp/ir/stock/meeting.html

11. Inquiries

We will answer inquiries by telephone if there are questions about attendance. Please have the “Notice on How to Attend the Virtual Shareholders Meeting” (ID and password) on hand when calling the following number.

General inquiries about the virtual shareholders meeting

Shareholder Registry Administrator: Sumitomo Mitsui Trust Bank Limited Virtual Shareholders Meeting Support Center

Telephone: 0120-782-041 (toll free)

Period: Tuesday, November 25, 2025 through Thursday, December 11, 2025

(Hours of operation: 9:00 a.m. through 5:00 p.m., excluding Saturday, Sunday, holidays)

Please note that answers cannot be provided concerning the following matters:

(1) ID and password for attendance

If a shareholder loses their attendance ID and password, please contact the above service to inquire about their reissuance. These will be mailed to the registered address on the document that contained that password and ID. Requests for reissuance can be accepted no later than 5 business days prior to this Shareholders Meeting (5:00 p.m. on Thursday, December 4). Please note that the ID and password cannot be reissued after the above deadline.

(2) Questions regarding Internet connectivity or the performance of the PC, smartphone, or other device being used and

(3) Inquiries about not being able to connect due to causes likely due to issues with the shareholder’s environment on the day of the Shareholder Meeting, lagging audio issues, problems with not being able to cast votes, etc.

Inquiries concerning poor audiovisual play during live streaming

Sharely Co., Ltd.

Phone: 03-6683-7661

Period: From Thursday, December 11, 2025 at 9:00 a.m. to the close of the Shareholders Meeting

Notices

1. Necessary Environment for Virtual Meeting Attendance

The proceedings of the Shareholders Meeting on the day can be viewed via live streaming on personal computers, smartphones, etc. The following environment is recommended for virtual meeting attendance. The telecommunication devices, connection fees and all other expenses required for virtual attendance will be the responsibility of the shareholder. Due to issues with PCs or smartphones, etc. used by the shareholder or problems with the telecommunication environment of the shareholder, the shareholder may not be able to virtually attend the Shareholders Meeting or exercise their voting rights. As such, we ask that shareholders attend having exercised their voting rights in advance.

	PC		Mobile
	Windows	Mac	Android	iOS
OS*[1]	Windows 11	Latest MacOS	Android 15 or later	iPhone: iOS 18 or later iPad: iOS 18 or later
Browser*[2,3]	Microsoft Edge Google Chrome	Google Chrome Safari	Google Chrome	Safari

*1. We recommend the latest version of each browser.

*2. Please enable JavaScript and cookies in your browser. We recommend using the latest version of browsers.

*3. Internet Explorer mode cannot be used in Microsoft Edge.

2. Other Notices

• In holding the virtual-only shareholders meeting, the Company will take reasonable preventative measures against network failures, but it is possible that shareholders may not be able to attend or exercise their voting rights due to issues with PCs and smartphones, etc. used by the shareholder or problems with the telecommunication environment of the shareholder. The Company will not bear any responsibility for any disadvantage, etc. incurred by shareholders due to such network failures. We appreciate your understanding.

• The sharing of visual or audio data with third parties, publication, posting to social media, etc., screening, reprinting, reproduction, and video and audio recording as well as the disclosure of log-in methods and information required for log-in to third parties are prohibited.

• The sharing of IDs and passwords for virtual attendance with third parties is strictly prohibited.

• At the beginning of this Shareholders Meeting, a resolution will be submitted to grant the Chair the authority to decide to postpone or adjourn the Shareholders Meeting in the event the proceedings are significantly impeded due to network failures, etc. If the Chair decides on the postponement or adjournment of the Shareholders Meeting based on the resolution set forth above, a postponed meeting or an adjourned meeting will be held on the alternative date and time of Friday, December 12, 2025 at 10:00 a.m. Notification will swiftly be made on the Company’s website and we request your attendance at the postponed or adjourned Shareholders Meeting in accordance with the procedures set forth in “Information Regarding the Virtual-Only Shareholders Meeting” from page 6.

• The only language accommodated at this Shareholders Meeting will be Japanese.

Prior to Shareholders Meeting

Access the designated shareholder website

Please check access prior to the meeting.

(Ability to log-in, system requirements, internet connection)

Log-in screen: https://web.sharely.app/ym

Read the reference documents

Access the Company website.

https://www.satori.co.jp/ir/stock/meeting.html

Ask questions in advance

https://web.sharely.app/e/satori-202512/pre_question

• Questions are limited to content concerning the agenda item of this Shareholders Meeting. Questions will be accepted in advance on the designated shareholder website.

• Questions that are of particularly high interest to all shareholders will be answered on the day of the Shareholders Meeting. However, individual answers cannot be provided, and we ask for your understanding.

• Questions are limited to no more than three per shareholder (one question per transmission / each question no more than 150 characters). Please submit your question in Japanese.

Acceptance period: Tuesday, November 25, 2025 through 5:00 p.m. on Thursday, December 4, 2025

Exercise voting rights

• Voting rights can be exercised in advance by two methods. We ask shareholders who also plan to attend on the day to exercise their voting rights in advance in case of unexpected communication failures, etc.

Exercise of voting rights in writing (by post)

Deadline: Wednesday, December 10, 2025 by 5:00 p.m.

Exercise of voting rights via the Internet

Deadline: Wednesday, December 10, 2025 by 5:00 p.m.

On the day of the Shareholders Meeting

Thursday, December 11, 2025 at 10:00 a.m.

Attend the virtual shareholders meeting

Online streaming is scheduled to begin at 9:30 a.m.

https://web.sharely.app/ym

Ask questions

• Questions can be asked via text. Please follow the guide provided on the day for details.

• Questions are limited to content related to the agenda item of this Shareholders Meeting.

• Each shareholder may submit no more than three questions (one question per transmission / each question no more than 150 characters). Please submit your question in Japanese.

• To ensure smooth proceedings, answers will be given in the order determined at the discretion of the Chair, and it is possible that all questions may not be answered during the Shareholders Meeting.

• Questions that infringe on individuals’ privacy or are slanderous will not be accepted.

Submit motions

• Motions can be submitted via text. Please follow the guide provided on the day for details.

• To ensure smooth proceedings, please limit each submission to one motion of up to 150 characters. Please submit your motion in Japanese.

Exercise voting rights

• Please exercise voting rights following the directions of the Chair.

• Voting rights may be exercised again during the specified time period.

After the close of the Shareholders Meeting

We will post information as it becomes available on the Company’s website.

https://www.satori.co.jp/ir/stock/meeting.html

See results of exercise of voting rights

We will post the Extraordinary Report that we will submit to the Financial Services Agency.

Confirm answers to questions on the day

We will post questions received and answers on our website at a later date.

Inquiries concerning poor audiovisual play during live streaming Sharely Co., Ltd. Phone: 03-6683-7661 Hours: Thursday, December 11, 2025 (From 9:00 a.m. to the close of the Shareholders Meeting)

General inquiries about the virtual shareholders meeting

Shareholder Registry Administrator:

Sumitomo Mitsui Trust Bank Limited

Virtual Shareholders Meeting Support Center

Telephone: 0120-782-041 (toll free)

Period: Tuesday, November 25, 2025 through

Thursday, December 11, 2025

(Hours of operation: 9:00 a.m. through 5:00 p.m.,

excluding Saturday, Sunday, holidays)

Reference Documents for General Meeting of Shareholders

Proposal Approval of the share transfer plan with Hagiwara Electric Holdings Co., Ltd.

SATORI ELECTRIC CO., LTD. (the “Company”) and Hagiwara Electric Holdings Co., Ltd. (“Hagiwara Electric”) (the Company and Hagiwara Electric shall hereinafter be collectively referred to as the “Companies”) held discussions regarding the implementation of a business integration between the Companies (the “Business Integration”) under the spirit of equality based on the memorandum of understanding executed by the Companies on July 28, 2025 (the “MOU”), following which they reached an agreement regarding the establishment of MIRAINI HOLDINGS Co., Ltd. (the “Joint Holding Company”), which will become the wholly-owning parent company of the Companies through a joint share transfer (the “Share Transfer”) planned to be conducted on April 1, 2026, as well as regarding the terms and conditions of the Business Integration, and pursuant to a resolution of a Board of Directors meeting of each of the Companies held on October 14, 2025, the Companies executed a business integration agreement (the “Business Integration Agreement”) on the same date and jointly prepared a share transfer plan (the “Share Transfer Plan”).

Accordingly, the Company requests shareholder approval for the Share Transfer Plan.

The reasons for the Share Transfer, a summary of the Share Transfer Plan, and other matters relating to this proposal are as follows.

1.	Reasons for the Share Transfer

The Companies, as comprehensive electronics trading companies handling semiconductors, electronic components, and electronic equipment, have been providing optimal solutions that meet the diverse needs of their customers and have expanded their businesses globally by leveraging a wide variety of products and advanced technologies. The electronics market is currently experiencing a surge in demand for the adoption and utilization of technologies such as the Internet of Things (IoT), artificial intelligence (AI), edge computing, generative AI, and digital transformation (DX), not only in next-generation automobiles, but also to resolve the challenges of smartification across a broad range of industries, including manufacturing. Amid this environmental change, there is an increasing need for solutions that are more closely aligned with customer challenges in the utilization and supply of semiconductors. Furthermore, the role of electronics trading companies is also evolving, as they are required to build more sophisticated supply chains in the face of the impact of overseas relocation of manufacturing bases in association with changes in semiconductor utilization needs, as well as growing uncertainties in the business environment caused by U.S.-China trade friction, export controls, and geopolitical tensions.

Under such a business environment, the Companies have reached a shared recognition that, in order to achieve continuous business growth and development going forward, it is essential to concentrate their respective management resources and leverage their strengths to expand the scale of their business, and thereby deliver even greater added value. Based on this recognition, the Companies have reached a final agreement to conduct the Business Integration through mutual cooperation based on the spirit of equality.

2.	Summary of the Share Transfer Plan

A summary of the Share Transfer Plan is as stated in “Share Transfer Plan (Copy)” below.

Share Transfer Plan (Copy)

SATORI ELECTRIC CO., LTD. (“Satori Electric”) and Hagiwara Electric Holdings Co., Ltd. (“Hagiwara Electric”) have agreed to carry out a share transfer by means of a joint share transfer and have therefore jointly prepared the following share transfer plan (this “Plan”).

Article 1 Share Transfer

In accordance with the provisions of this Plan, on the Establishment Date (defined in Article 6; hereinafter the same) of the wholly-owning parent company that is to be newly established by means of a joint share transfer (the “New Company”), Satori Electric and Hagiwara Electric shall carry out a share transfer (the “Share Transfer”) causing the New Company to acquire all of the issued shares of Satori Electric and Hagiwara Electric, and as a result, Satori Electric and Hagiwara Electric will become wholly-owned subsidiaries of the New Company.

Article 2 Purpose, Trade Name, Headquarters Location, Total Number of Authorized Shares, and Other Matters to Be Set Forth in the Articles of Incorporation of the New Company

1.	The New Company’s purpose, trade name, headquarters location, and total number of authorized shares shall be as follows.
(1)	Purpose

The purpose of the New Company shall be as set forth in Article 2 of the Articles of Incorporation in Exhibit 1.

(2)	Trade name

The trade name of the New Company shall be MIRAINI HOLDINGS Kabushiki Kaisha, rendered in English as MIRAINI HOLDINGS CO., LTD.

(3)	Headquarters location

The location of the headquarters of the New Company shall be Minato-ku, Tokyo, and the address of its headquarters shall be 1-14-10 Shiba, Minato-ku, Tokyo.

(4)	Main office addresses

The addresses of the main offices of the New Company shall be 2-2-1 Higashi Sakura, Higashi-ku, Nagoya-shi, Aichi and 1-14-10 Shiba, Minato-ku, Tokyo.

(5)	Total number of authorized shares The total number of authorized shares of the New Company shall be 100,000,000 shares.
2.	In addition to the matters listed in the preceding paragraph, the matters to be provided for in the articles of incorporation of the New Company shall be as set forth in the Articles of Incorporation in Exhibit 1.

Article 3 Names of the Directors and Financial Auditor Upon Establishment of the New Company

1.	The names of the Directors upon establishment of the New Company (excluding Directors upon establishment concurrently serving as Audit & Supervisory Committee Members upon establishment) are as follows.

Director upon establishment (planned to be appointed as Representative Director and President): Moritaka Kimura

Director upon establishment (planned to be appointed as Representative Director and Vice President): Hiroyuki Satori

Director upon establishment: Naruhiko Mizukoshi

Director upon establishment: Takeshi Soejima

Director upon establishment: Takuma Oyama

Director upon establishment: Shunji Tsuchiya

Outside Director upon establishment: Akihiro Taguchi

Outside Director upon establishment: Shinichi Okamoto

Outside Director upon establishment: Kyoko Hayashi

2.	The names of the Directors upon establishment of the New Company who are Audit & Supervisory Committee Members upon establishment are as follows.

Director (Full-time Audit & Supervisory Committee Member) upon establishment: Noriaki Inoue

Outside Director (Audit & Supervisory Committee Member) upon establishment: Seiji Sakata

Outside Director (Audit & Supervisory Committee Member) upon establishment: Sachiko Enomoto

Outside Director (Audit & Supervisory Committee Member) upon establishment: Akiko Yukimaru

3.	The name of the financial auditor upon establishment of the New Company is as follows.

KPMG AZSA LLC

Article 4 Shares to Be Delivered at the Time of the Share Transfer and Their Allocation

1.	At the time of the Share Transfer, the New Company shall deliver to the shareholders of Satori Electric and Hagiwara Electric as of the time immediately prior to the New Company acquiring all issued shares of Satori Electric and Hagiwara Electric (the “Reference Time”), in exchange for the common shares of Satori Electric and Hagiwara Electric that each shareholder owns, common shares of the New Company (the “Delivered Shares”) in the same number as the total of (i) the number obtained by multiplying the total number of common shares issued by Satori Electric as of the Reference Time by 1.02 and (ii) the number obtained by multiplying the total number of common shares issued by Hagiwara Electric as of the Reference Time by 2.
2.	The New Company shall allocate the Delivered Shares that are delivered pursuant to the provisions of the preceding paragraph to the shareholders of Satori Electric and Hagiwara Electric as of the Reference Time in the following proportions (the “Share Transfer Ratio”).
(1)	To shareholders of Satori Electric, 1.02 common shares of the New Company for each common share of Satori Electric that the shareholder owns.
(2)	To shareholders of Hagiwara Electric, 2 common shares of the New Company for each common share of Hagiwara Electric that the shareholder owns.
3.	Any fraction of less than one share in the calculation set forth in the preceding two paragraphs shall be handled in accordance with the provisions of Article 234 of the Companies Act (Act No. 86 of July 26, 2005, as amended) and other relevant laws and regulations.

Article 5 Amounts of the New Company’s Stated Capital and Capital Reserves

The amounts of stated capital and capital reserves on the Establishment Date of the New Company shall be as follows.

(1)	Amount of stated capital: 10,000,000,000 yen
(2)	Amount of capital reserves: 2,500,000,000 yen
(3)	Amount of retained earnings reserves: 0 yen
(4)	Amount of other capital surplus: The amount obtained by subtracting the total of the amounts set forth in (1) and (2) above from the amount of changes in shareholder equity stipulated in Article 52, paragraph (1) of the Regulations for Corporate Accounting (Ministry of Justice Order No. 12 of 2006, as amended).

Article 6 New Company Establishment Date

The date on which the establishment of the New Company is to be registered (referred to as the “Establishment Date” in this Plan) shall be April 1, 2026. However, Satori Electric and Hagiwara Electric may change this by agreement upon consultation if necessary due to the progress of the procedures for the Share Transfer or for other reasons.

Article 7 General Meetings of Shareholders to Approve the Share Transfer Plan

1.	Satori Electric shall convene an extraordinary general meeting of shareholders on December 11, 2025 and seek resolutions regarding the approval of this Plan and matters required for the Share Transfer.
2.	Hagiwara Electric shall convene an extraordinary general meeting of shareholders on December 11, 2025 and seek resolutions regarding the approval of this Plan and matters required for the Share Transfer.
3.	If necessary due to the progress of the procedures for the Share Transfer or for any other reason, Satori Electric and Hagiwara Electric may, upon consultation and agreement, change the date of each general meeting of shareholders seeking resolutions regarding the approval of this Plan and matters required for the Share Transfer stipulated in the preceding two paragraphs.

Article 8 Share Listing and Shareholder Register Administrator

1.	On the Establishment Date, the New Company plans to list its common shares on the Tokyo Stock Exchange, Inc. (“TSE”) Prime Market and the Nagoya Stock Exchange, Inc. (“NSE”) Premier Market, and Satori Electric and Hagiwara Electric shall, upon consultation, mutually cooperate to the extent possible to carry out the procedures required for such listing.
2.	Satori Electric and Hagiwara Electric shall mutually cooperate and carry out necessary procedures to ensure that the listing of common shares issued by the New Company on the TSE Prime Market and on the NSE Premier Market is maintained.
3.	The shareholder register administrator for the New Company upon establishment will be Sumitomo Mitsui Trust Bank, Limited.

Article 9 Dividends of Surplus

1.	Satori Electric may distribute dividends of surplus (i) up to a maximum of 44 yen per common share to the common shareholders or registered pledgees of common shares of Satori Electric who are entered or recorded in the final shareholder register on November 30, 2025 and (ii) up to a maximum of 46 yen per common share to the common shareholders or registered pledgees of common shares of Satori Electric who are entered or recorded in the final shareholder register on March 31, 2026.
2.	Hagiwara Electric may distribute dividends of surplus (i) up to a maximum of 90 yen per common share to the common shareholders or registered pledgees of common shares of Hagiwara Electric who are entered or recorded in the final shareholder register on September 30, 2025 and (ii) up to a maximum of 95 yen per common share to the common shareholders or registered pledgees of common shares of Hagiwara Electric who are entered or recorded in the final shareholder register on March 31, 2026.

3.	Except for the cases set forth in the preceding two paragraphs, during the period after the preparation of this Plan and until the New Company’s Establishment Date, Satori Electric and Hagiwara Electric shall not pass a resolution to distribute dividends of surplus with a record date on or before the New Company’s Establishment Date. However, this provision will not apply if Satori Electric and Hagiwara Electric otherwise agree through consultation.

Article 10 Handling of Treasury Shares

After the preparation of this Plan, Satori Electric and Hagiwara Electric shall consult in good faith in regard to the timing, method, and other such matters relating to the disposal of the treasury shares held by each party.

Article 11 Management of Company Assets, etc.

1.	During the period after the preparation of this Plan and until the New Company’s Establishment Date, Satori Electric and Hagiwara Electric shall each perform their own business and manage and operate their assets with the due care of a prudent manager, shall each cause their respective subsidiaries to perform their own business and manage and operate their assets with the due care of a prudent manager, and except where otherwise set out in this Plan, shall consult and agree in advance before carrying out or causing to be carried out any act that could have a material impact on their respective assets or rights and obligations.

2.	During the period after the preparation of this Plan and until the New Company’s Establishment Date, if Satori Electric or Hagiwara Electric discovers events or circumstances that could have a material adverse impact on the execution of the Share Transfer or the reasonableness of the Share Transfer Ratio, it shall promptly give written notice thereof to the other party, and the parties shall consult in good faith on the handling thereof.

Article 12 Effect of this Plan

This Plan shall lose effect if the general meeting of shareholders of either Satori Electric or Hagiwara Electric set forth in Article 7 does not approve this Plan and resolve the matters necessary for the Share Transfer, if permits, etc. by relevant authorities necessary upon conducting the Share Transfer are not obtained by the New Company’s Establishment Date, or if the Share Transfer is suspended pursuant to the following article.

Article 13 Changes to Share Transfer Conditions and Suspension of the Share Transfer

During the period after the preparation of this Plan and until the New Company’s Establishment Date, if a material change has occurred or if it is discovered that there is an event that has a material impact on the financial or management condition of Satori Electric or Hagiwara Electric, if a situation that would materially impede the execution of the Share Transfer occurs or becomes evident, or if it otherwise becomes significantly difficult to achieve the purpose of this Plan, Satori Electric and Hagiwara Electric may, upon consultation and agreement, change the terms and conditions of the Share Transfer, amend the content of this Plan, or suspend the

Share Transfer.

Article 14 Matters for Consultation

In addition to the matters stipulated in this Plan, Satori Electric and Hagiwara Electric shall separately consult on and determine any matters not provided for in this Plan and other matters required for the Share Transfer in accordance with the intent of this Plan.

IN WITNESS WHEREOF, two counterparts of this Plan are prepared, and upon affixing their names and seals thereto, one counterpart will be held by each of Satori Electric and Hagiwara Electric.

October 14, 2025

Satori Electric
1-14-10 Shiba, Minato-ku, Tokyo
SATORI ELECTRIC CO., LTD.
Representative Director and President: Hiroyuki Satori [seal]

Hagiwara Electric
2-2-1 Higashi Sakura, Higashi-ku, Nagoya-shi, Aichi
Hagiwara Electric Holdings Co., Ltd.
Representative Director and President Executive Officer: Moritaka Kimura [seal]

Exhibit 1

Articles of Incorporation

Chapter 1          General Provisions

Article 1          Trade Name

The trade name of the Company shall be MIRAINI HOLDINGS Kabushiki Kaisha, rendered in English as MIRAINI HOLDINGS CO., LTD.

Article 2          Purpose

1.	The purpose of the Company shall be to control and manage the business activities of companies (including foreign companies), partnerships (including foreign organizations equivalent to partnerships), and other business entities engaged in the following businesses by holding the shares or equity, etc. thereof.
(1)	Manufacturing, selling, exporting, and importing electronic measurement devices and applied electronic devices.
(2)	Manufacturing, selling, exporting, and importing medical equipment and devices.
(3)	Purchasing for sale, exporting, importing, planning, developing, designing, manufacturing, processing, leasing, and maintaining electronic circuit components.
(4)	Developing, designing, manufacturing, processing, purchasing for sale, exporting, importing, leasing, and maintaining telecommunications equipment, optical communication equipment and devices, applied electronic equipment and devices, electrical equipment and devices, and devices and wires related to any of the foregoing (including semiconductor devices, integrated circuits, and other parts and materials used in, and other articles related to, any of the foregoing).
(5)	Planning, developing, designing, producing for sale, purchasing for sale, exporting, importing, leasing, and maintaining computer systems and software.
(6)	Electrical work and telecommunications work.
(7)	Labor dispatch.
(8)	Selling and purchasing secondhand goods.
(9)	Loaning money, guaranteeing and assuming obligations, selling and purchasing various claims, and other financial services.
(10)	Services relating to the planning, design, development, establishment, maintenance, and operation of information systems.
(11)	Services relating to the development of application software using the internet and the sale of licenses.
(12)	Telecommunications services.
(13)	Information processing services and information provision services.
(14)	Consulting relating to the businesses stated in item (3), item (4), item (5), item (12), and item (13).

(15)	Processing, selling, exporting, and importing synthetic resins, other chemical products, and metals.
(16)	Any businesses incidental to any of the foregoing.
2.	The Company may engage in any of the businesses set out in the items of the preceding paragraph and any businesses incidental or related thereto.

Article 3          Location of Headquarters, etc.

1.	The headquarters of the Company shall be located in Minato-ku, Tokyo.
2.	In addition to the headquarters stated in the preceding paragraph, the Company shall have its main offices in Nagoya-shi, Aichi and Minato-ku, Tokyo.

Article 4          Establishment of Organs

In addition to the general meetings of shareholders and Directors, the Company shall establish the following organs.

(1)	Board of Directors
(2)	Audit & Supervisory Committee
(3)	Financial auditor

Article 5 Method of Public Notices

The Company shall provide its public notices electronically. However, if the Company is unable to provide electronic public notices due to an accident or other unavoidable circumstances, the Company shall publish its public notices in the Nihon Keizai Shimbun.

Chapter 2          Shares

Article 6          Total Number of Authorized Shares

The total number of authorized shares of the Company shall be 100,000,000 shares.

Article 7          Number of Shares in a Share Unit

The number of shares in a share unit of the Company shall be 100 shares.

Article 8          Rights Pertaining to Shares of Less than One Share Unit

Shareholders of the Company shall not be entitled to exercise any rights other than those stated below in regard to any shares of less than one share unit held thereby.

(1)	The rights stated in each item of Article 189, paragraph (2) of the Companies Act.
(2)	The right to make a demand pursuant to the provisions of Article 166, paragraph (1) of the Companies Act.

(3)	The right to receive an allotment of shares for subscription or share options for subscription in proportion to the number of shares owned by the shareholder.
(4)	The right to make a demand set out in Article 11.

Article 9          Share Handling Regulations

The handling of the shares of the Company shall be governed by the Share Handling Regulations established by the Board of Directors.

Article 10          Shareholder Register Administrator

The Company shall have a shareholder register administrator.

Article 11          Demand for Sale of Additional Shares

Shareholders who hold shares of less than one share unit may demand the Company to sell additional shares to them in the number that will equal one share unit when totaled with the shares of less than one share unit held by the shareholder.

Chapter 3          General Meetings of Shareholders

Article 12          Record Date

The shareholders recorded in the shareholder register on March 31 of each year shall be entitled to exercise rights at the Ordinary General Meeting of Shareholders of that year.

Article 13          Timing of Convocation

An Ordinary General Meeting of Shareholders of the Company shall be convened in June of each year. Extraordinary general meetings of shareholders shall be convened whenever necessary.

Article 14          Convener and Chairperson

General meetings of shareholders of the Company shall be convened and chaired by the Director who is President and Executive Officer. If that Director is unable to do so, another Director in the order determined in advance by the Board of Directors shall convene and chair the meeting.

Article 15          Resolution Requirements

1.	Unless otherwise provided for in laws and regulations or these Articles of Incorporation, the passage of a resolution of a general meeting of shareholders shall require approval by a majority of the voting rights of the attending shareholders.
2.	The passage of a resolution of a general meeting of shareholders pursuant to Article 309, paragraph (2) of the Companies Act shall require (i) the attendance of shareholders holding one third or more of the voting rights of all shareholders entitled to vote and (ii) approval by a majority of two thirds or more of the voting rights of the attending shareholders.

Article 16          Measures for Electronic Provision, etc.

1.	When convening a general meeting of shareholders, the Company shall take measures to electronically provide information contained in the general meeting of shareholders reference documents and other such documents.
2.	In regard to the matters for which electronic provisions measures will be taken that are set out in a Ministry of Justice order, the Company may choose not to state all or some of those matters in the documents to be delivered to shareholders who requested the delivery of documents by the record date for voting rights.

Article 17          Proxy Exercise of Voting Rights

Shareholders may exercise their voting rights through a proxy who is another shareholder with voting rights in the Company. In this case, the shareholder or the proxy must submit a document certifying the right of proxy to the Company for each general meeting of shareholders.

Chapter 4          Directors and the Board of Directors

Article 18          Number of Directors

1.	The Company shall have 15 or fewer Directors.
2.	Of the Directors set out in the preceding paragraph, five or fewer shall be Directors concurrently serving as Audit & Supervisory Committee Members.

Article 19          Election

1.	The election of a Director shall require (i) the attendance at a general meeting of shareholders of shareholders holding one third or more of the voting rights of all shareholders entitled to vote and (ii) approval by a majority of the voting rights of the attending shareholders. However, Directors concurrently serving as Audit & Supervisory Committee Members shall be elected separately from other Directors.
2.	Cumulative voting shall not be used when electing Directors.
3.	The election of reserve Directors concurrently serving as Audit & Supervisory Committee Members shall be effective until the start of the Ordinary General Meeting of Shareholders pertaining to the final business year to end within two years following their election.

Article 20          Term of Office

1.	The term of office of Directors (excluding Directors concurrently serving as Audit & Supervisory Committee Members) shall be until the close of the Ordinary General Meeting of Shareholders pertaining to the final business year to end within one year following their election.
2.	The term of office of Directors concurrently serving as Audit & Supervisory Committee Members shall be until the close of the Ordinary General Meeting of Shareholders pertaining to the final business year to end within two years following their election.
3.	The term of office of a Director concurrently serving as an Audit & Supervisory Committee Member and who was elected as a reserve to fill a vacancy left by a Director concurrently serving as an Audit & Supervisory Committee Member leaving office before the completion of his or her term shall be until the completion of the term of the Director concurrently serving as an Audit & Supervisory Committee Member who left office.

Article 21          Representative Directors

The Board of Directors shall appoint several Representative Directors from among the Directors (excluding Directors concurrently serving as Audit & Supervisory Committee Members).

Article 22          Board of Directors

1.	Unless otherwise provided for in laws and regulations, Board of Directors meetings shall be convened and chaired by the Director determined in advance by the Board of Directors. If that Director is unable to do so, another Director in the order determined in advance by the Board of Directors shall convene and chair the meeting.
2.	Notice of the convocation of a Board of Directors meeting shall be sent to each Director at least three days before the date of the meeting. However, this period may be shortened in urgent cases.
3.	If all of the Directors so consent, a Board of Directors meeting may be held without following the convocation procedures.
4.	If a Director proposes a matter to be resolved on by the Board of Directors, and all of the Directors entitled to participate in the vote regarding that resolution express their consent in writing or by electronic or magnetic means, a Board of Directors resolution approving that proposal shall be deemed to have been passed.
5.	Matters relating to the operation of the Board of Directors and other such matters shall be governed by the Board of Directors Regulations established by the Board of Directors.
6.	Pursuant to the provisions of Article 399-13, paragraph (6) of the Companies Act, the Company may delegate all or part of the decisions regarding the execution of important operations (excluding the matters stated in the items of paragraph (5) of that article) to the Directors by a Board of Directors resolution.

Article 23          Executive Officers

1.	By a Board of Directors resolution, the Company may appoint executive officers and cause them to execute the operations of the Company assigned to them.
2.	By a Board of Directors resolution, the Board of Directors may appoint a President and Executive Officer and other executive officers with titles from among the executive officers.

Chapter 5          Audit & Supervisory Committee

Article 24          Audit & Supervisory Committee

1.	Notice of the convocation of an Audit & Supervisory Committee meeting shall be sent to each Audit & Supervisory Committee Member at least three days before the date of the meeting. However, this period may be shortened in urgent cases.
2.	If all of the Audit & Supervisory Committee Members so consent, an Audit & Supervisory Committee meeting may be held without following the convocation procedures.
3.	Matters relating to the operation of the Audit & Supervisory Committee and other such matters shall be governed by the Audit & Supervisory Committee Regulations established by the Audit & Supervisory Committee.
4.	By an Audit & Supervisory Committee resolution, the Audit & Supervisory Committee may appoint full-time Audit & Supervisory Committee Members.

Chapter 6          Director Liability Exemption

Article 25          Director Liability Exemption

1.	Pursuant to the provisions of Article 426, paragraph (1) of the Companies Act, the Company may, by a Board of Directors resolution, exempt Directors (including former Directors) from liability for damages up to the maximum exemption amount set out in laws and regulations.
2.	Pursuant to the provisions of Article 427, paragraph (1) of the Companies Act, the Company may enter into agreements with Directors (excluding Directors who are executive Directors, etc.) limiting their liability for damages. However, the maximum amount of liability under such agreements shall be the amount set out in laws and regulations.

Chapter 7          Accounting

Article 26          Business Year

The business year of the Company shall be from April 1 of each year until March 31 of the following year.

Article 27          Dividends of Surplus, etc.

1.	The Company may pay year-end dividends to the shareholders or registered pledgees of shares recorded in the shareholder register on the last day of each business year.
2.	In addition to the preceding paragraph, the Company may pay interim dividends to the shareholders or registered pledgees of shares recorded in the shareholder register on September 30 of each year.
3.	In addition to the preceding two paragraphs, the Company may pay other dividends of surplus after establishing a reference date.
4.	Unless otherwise provided for in laws and regulations, the Company shall determine the payment of dividends of surplus and other matters set out in the items of Article 459, paragraph (1) of the Companies Act by a Board of Directors resolution.

Article 28          Limitation of Dividend Payment Period

If dividends of surplus are not collected after three years have passed from the date on which payment commenced, the Company shall be released from its obligation to pay those dividends.

Supplementary Provisions

Article 1          Representative Directors Upon Establishment

The Company’s Representative Directors upon establishment shall be as follows.

Representative Director upon establishment: Moritaka Kimura

Representative Director upon establishment: Hiroyuki Satori

Article 2          Initial Compensation, etc. for Directors

The amount of compensation, etc. for the Company’s Directors for the period from the establishment date of the Company until the close of its first Ordinary General Meeting of Shareholders shall be as follows.

(1)	Monetary compensation, etc. for Directors (excluding Directors concurrently serving as Audit & Supervisory Committee Members)

The total amount of compensation, etc. shall be 800,000,000 yen or less annually (however, excluding the employee salaries of employees who are also Directors).

(2)	Compensation, etc. for Directors concurrently serving as Audit & Supervisory Committee Members

The total amount of compensation, etc. shall be 280,000,000 yen or less annually.

(3)	Monetary compensation claims issued in order to grant restricted stock
A.	Allotment of and payment for restricted stock

The Directors (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors; the “Eligible Directors”) shall, as an in-kind investment, pay all of the monetary compensation claims issued pursuant to a resolution of the Company’s Board of Directors and receive an allotment of the Company’s common shares (“Restricted Stock”).

The paid-in amount for Restricted Stock shall be determined by the Company’s Board of Directors within an extent that is not particularly favorable to the Eligible Directors based on the closing price of the Company’s common shares on the Tokyo Stock Exchange on the business day preceding the date of the resolution of the Company’s Board of Directors regarding the issuance or disposal of the Restricted Stock (if no shares were traded on that day, then the closing price of the nearest preceding day on which shares were traded). In addition, the monetary compensation claims shall be issued on the condition that the Eligible Directors consent to making that in-kind investment and enter into the restricted stock allotment agreement set out in D below.

B.	Amount of monetary compensation claims to be issued to the Eligible Directors

The amount of monetary compensation claims to be issued to the Eligible Directors in order to grant Restricted Stock shall be within the annual amount of compensation stated in “(1) Monetary compensation, etc. for Directors (excluding Directors concurrently serving as Audit & Supervisory Committee Members)” and shall be 200,000,000 yen or less annually.

C.	Total number of shares of Restricted Stock

The total number of shares of Restricted Stock to be allotted to the Eligible Directors in each business year shall be limited to a maximum of 200,000 shares. However, if a share split (including a gratis allotment of shares) or share consolidation is performed in regard to the Company’s common shares or if it is otherwise necessary to adjust the total number of shares of Restricted Stock to be allotted to the Eligible Directors, the Company may make reasonable adjustments thereto.

D.	Details of the restricted stock allotment agreement

When allotting Restricted Stock, the Company shall, pursuant to a resolution of its Board of Directors, enter into a restricted stock allotment agreement with the Eligible Directors who will receive allotments of Restricted Stock containing the content summarized below (shares of Restricted Stock allotted to those Eligible Directors are hereinafter referred to as “Allotted Shares”).

(a)	Details of transfer restriction

Eligible Directors who receive an allotment of Restricted Stock shall not be entitled to transfer to a third party, establish a pledge on, establish a right of security by assignment (joto tanpo) on, make an inter vivos gift of, bequeath, or otherwise dispose of the Allotted Shares for 30 years following the day on which the allotment was received (the “Transfer Restriction Period”; this restriction is hereinafter referred to as the “Transfer Restriction”).

(b)	Acquisition of Restricted Stock without charge

If an Eligible Director who has been allotted the restricted stock resigns or retires from their office as a Director of the Company (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) or an executive officer thereof, a Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) or an executive officer of its subsidiaries, or any other position designated by the Board of Directors of the Company from the commencement date of the Transfer Restriction Period until the day immediately before the date of the Company’s first Ordinary General Meeting of Shareholders to be held after such commencement date, the Company shall naturally acquire all of the Allotted Shares without charge, unless there are reasons that the Board of Directors of the Company deems to be justifiable. Furthermore, if, at the time of the expiration of the Transfer Restriction Period, there are any Allotted Shares for which the Transfer Restriction has not been lifted pursuant to the provisions of (c) below, the Company shall naturally acquire all the Allotted Shares without charge. However, if, during the Transfer Restriction Period, a merger agreement under which the Company is to become a disappearing company, a share exchange agreement or a share transfer plan under which the Company is to become a wholly owned subsidiary, or any other proposal relating to organizational restructuring, etc. is approved at a general meeting of shareholders of the Company (however, if such organizational restructuring, etc. does not require approval at a general meeting of shareholders of the Company, the Board of Directors of the Company) and if, in such organizational restructuring, etc., a corporation other than the Company subject to such organizational restructuring, etc. delivers shares of such corporation (limited to shares that are equivalent to shares with restriction on transfer) to Eligible Directors, the Company shall not acquire the Allotted Shares without charge.

(c)	Lifting of Transfer Restriction

The Company shall lift the Transfer Restriction of all the Allotted Shares upon the expiration of the Transfer Restriction Period on the condition that an Eligible Director who has been allotted the restricted stock has continuously held the position of a Director of the Company (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) or an executive officer thereof, a Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) or an executive officer of its subsidiaries, or any other position designated by the Board of Directors of the Company from the commencement date of the Transfer Restriction Period until the date of the Company’s first Ordinary General Meeting of Shareholders to be held after such commencement date. However, if such Eligible Director resigns or retires from their office as a Director of the Company (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) or an executive officer thereof, a Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members, and Outside Directors) or an executive officer of its subsidiaries, or any other position designated by the Board of Directors of the Company prior to the expiration of the Transfer Restriction Period for reasons that the Board of Directors of the Company deems to be justifiable, the number of the Allotted Shares for which the Transfer Restriction will be lifted and the timing of such lifting shall be reasonably adjusted as necessary.

(d)	Handling of organizational restructuring, etc.

If, during the Transfer Restriction Period, a merger agreement under which the Company is to become a disappearing company, a share exchange agreement or a share transfer plan under which the Company is to become a wholly owned subsidiary, or any other proposal relating to organizational restructuring, etc. is approved at a general meeting of shareholders of the Company (however, if such organizational restructuring, etc. does not require approval at a general meeting of shareholders of the Company, the Board of Directors of the Company), the Company shall, by a resolution of the Board of Directors of the Company, lift the Transfer Restriction of the Allotted Shares in a number reasonably determined based on the period from the commencement date of the Transfer Restriction Period to the date of approval of such organizational restructuring , etc., prior to the effective date of such organizational restructuring, etc.

In such a case, the Company shall naturally acquire the Allotted Shares for which the Transfer Restriction has not been lifted at the time immediately following the lifting of the Transfer Restriction in accordance with the above provisions. Provided, however, if, in such organizational restructuring, etc., a corporation other than the Company subject to such organizational restructuring, etc. delivers shares of such corporation (limited to shares that are equivalent to restricted stock) to the Eligible Directors, the Company will not lift the Transfer Restriction of the Allotted Shares nor acquire the Allotted Shares without charge.

Article 3          Assumption of Contractual Status Relating to Restricted Stock

On April 1, 2026, the Company shall assume the contractual status and rights and obligations of Hagiwara Electric Holdings Co., Ltd. under the allotment agreement pertaining to the restricted stock delivered pursuant to the restricted stock compensation plan approved at the 61st Ordinary General Meeting of Shareholders of Hagiwara Electric Holdings Co., Ltd. held on June 28, 2018.

Article 4          Deletion of Supplementary Provisions

Article 1 through Article 3 of these supplementary provisions shall be deleted upon the close of the Company’s first Ordinary General Meeting of Shareholders.

3.	Matters Relating to the Appropriateness of Provisions Regarding the Matters Stated in Article 773, Paragraph (1), Items (v) and (vi) of the Companies Act
(1)	Matters Relating to the Allotment of Shares of the Joint Holding Company to Be Delivered to the Shareholders of the Companies by the Joint Holding Company Upon the Share Transfer
(i)	Content of Allotment Pertaining to the Share Transfer (Share Transfer Ratio)

The Companies have determined that the allotment ratio of common shares of the Joint Holding Company to be allotted and delivered to the shareholders of each of the Companies upon the establishment of the Joint Holding Company through the Share Transfer (the “Share Transfer Ratio”) shall be as follows.

Company name	The Company	Hagiwara Electric
Share Transfer Ratio	1.02	2

(Note 1)	Details of the Share Allotment pertaining to the Share Transfer

For each common share of the Company, 1.02 common shares of the Joint Holding Company shall be allotted and delivered; and for each common share of Hagiwara Electric, two common shares of the Joint Holding Company shall be allotted and delivered. In the event that any fractional shares of the Joint Holding Company arise as a result of the Share Transfer, the amount of money corresponding to such fractional shares will be paid to the relevant shareholders, in accordance with Article 234 of the Companies Act and other applicable laws and regulations; provided, however, that the above Share Transfer Ratio may be subject to change upon mutual consultation between the Companies, if there is any material change in the conditions that form the basis of the valuation thereof or if any material discrepancy is found.

(Note 2)	The share unit of the Joint Holding Company shall be 100 shares.
(Note 3)	Number of new shares to be delivered by the Joint Holding Company (scheduled)

Common shares: 35,481,762 shares

The above number is based on the total number of issued shares of the Company as of August 31, 2025 (14,946,826 shares), and the total number of issued shares of Hagiwara Electric as of September 30, 2025 (10,118,000 shares).

(Note 4)	Handling of Shares Less Than One Unit

Shareholders of the Companies who receive an allotment of shares of the Joint Holding Company constituting less than one unit (100 shares) (“Shares Less Than One Unit”) in the Share Transfer will not be able to sell the Shares Less Than One Unit that they hold on the Tokyo Stock Exchange or other financial instruments exchanges. However, such shareholders may demand that the Joint Holding Company purchase the Shares Less Than One Unit that they hold in accordance with the provision of Article 192, paragraph (1) of the Companies Act.

Additionally, it is planned that provisions will be set forth in the articles of incorporation of the Joint Holding Company to the effect that the shareholders may demand that the Joint Holding Company sell them a sufficient number of shares to constitute one share unit when combined with the Shares Less Than One Unit that they hold. Therefore, pursuant to such provision of the articles of incorporation and the provision of Article 194, paragraph (1) of the Companies Act, the shareholders will be able to demand that the Joint Holding Company sell them a sufficient number of shares to constitute one share unit when combined with the Shares Less Than One Unit that they hold.

(ii)	Grounds and Reasons for the Content of the Allotment Pertaining to the Share Transfer

To ensure the fairness of the Share Transfer Ratio in the Share Transfer and to otherwise ensure the fairness of the Share Transfer, the Company appointed Daiwa Securities Co. Ltd. (“Daiwa Securities”) as a third-party appraiser and TMI Associates as its legal advisor. Meanwhile, Hagiwara Electric appointed SMBC Nikko Securities Inc.(“SMBC Nikko”) as a third-party appraiser and Mori Hamada & Matsumoto LPC (“Mori Hamada”) as its legal advisor.

The Companies have requested their respective third-party appraisers to perform a valuation on the Share Transfer Ratio to be used in the Share Transfer. Based on the valuation results provided by the respective third-party appraisers and advice from their respective legal advisors, and after comprehensively considering their respective financial conditions, asset status, future outlook, and other factors, the Companies engaged in multiple rounds of careful negotiations and consultations concerning the Share Transfer Ratio. As a result, the Companies determined that the Share Transfer Ratio set forth in “(i) Content of Allotment Pertaining to the Share Transfer (Share Transfer Ratio)” above is appropriate. Accordingly, at the respective Board of Directors meetings held on July 28, 2025, the Companies resolved to approve the Share Transfer Ratio and execute the MOU, and the MOU was duly executed.

The Companies have confirmed that, with respect to the basis for calculating the Share Transfer Ratio stated above, no material change that affects the Share Transfer Ratio stated above occurred after the execution of the MOU and agreed on the Share Transfer Ratio stated above in the Business Integration Agreement dated October 14, 2025 and the Share Transfer Plan.

(iii)	Matters Related to the Valuation
(a)	Names of appraisers and their relationship with the Companies

Neither Daiwa Securities, as the third-party appraiser for the Company, nor SMBC Nikko, as the third-party appraiser for Hagiwara Electric, is a related party of the Companies, and neither SMBC Nikko nor Daiwa Securities has any material interest in connection with the Share Transfer which needs to be stated. The fees to be paid to Daiwa Securities and SMBC Nikko in relation to the Share Transfer include fixed fees to be paid irrespective of whether the Share Transfer is successful or unsuccessful and contingency fees to be paid subject to the completion of the Share Transfer.

(b)	Summary of valuation

In order to ensure the fairness of the valuation of the Share Transfer Ratio to be used in the Share Transfer, the Company appointed Daiwa Securities as its third-party appraiser, and Hagiwara Electric appointed SMBC Nikko as its third-party appraiser, following which each of the Companies requested its appraiser to conduct a valuation and analysis of the Share Transfer Ratio.

Daiwa Securities conducted the valuation employing the market share price method, since the Companies have listed their shares on financial instruments exchanges and their market share prices are available. Additionally, Daiwa Securities employed the comparable company method, since there are multiple listed companies comparable to the Companies and it is therefore possible to estimate the share value by comparing similar companies. Furthermore, Daiwa Securities employed the DCF method in order to reflect the status of future business activities in the valuation.

The results of the valuation under each of the above methods are as follows. The figures below represent the results of the valuation of the number of common shares of the Joint Holding Company to be allotted per common share of the Company when allotting two common shares of the Joint Holding Company for one common share of Hagiwara Electric.

Methods employed	Valuation range of the Share Transfer Ratio
Market share price method	1.01 - 1.04
Comparable listed company method	0.65 - 1.54
DCF method	0.72 - 1.37

The market share price method was conducted with the valuation reference date set as July 25, 2025, by employing the closing price on the Tokyo Stock Exchange on the valuation reference date and the simple average of the closing prices on the Tokyo Stock Exchange for each period of the past one month, three months, and six months immediately preceding the valuation reference date, respectively.

Under the DCF method, the corporate value is calculated by discounting future cash flows, etc. (which are expected to be generated based on the financial forecasts prepared by the Companies) to present value at a certain discount rate. The financial forecast of the Company which the calculation was based on does not include a fiscal year in which a substantial increase or decrease in profit is expected; however, the financial forecast of Hagiwara Electric does include such a fiscal year in which a substantial increase or decrease in the profit from the previous fiscal year is expected. Specifically, during the fiscal year ending March 31, 2027, a substantial increase in the operating profits from the previous fiscal year is expected due to an increase in net sales resulting from expanded sales in the engineering business that supports the utilization of software for mobility systems and in high value added devices, as well as due to a recovery of the gross profit margin resulting from a rebound from worsened profits caused by currency exchange fluctuations and certain low-profit projects.

In calculating the Share Transfer Ratio, Daiwa Securities, in principle, used the information provided by the Companies as well as information, etc. available to the general public. Daiwa Securities relied on the assumption that all such materials and information, etc. were accurate and complete and did not independently verify their accuracy and completeness. In addition, Daiwa Securities did not conduct any independent valuation, appraisal, or assessment of the assets and liabilities of the Companies and their associated companies (including off-balance sheet assets and liabilities and other contingent liabilities), nor did it request a third-party appraiser to conduct any valuation, appraisal, or assessment. Furthermore, Daiwa Securities assumed that the information concerning the financial forecasts of the Companies (including the profit plans and other information) was reasonably prepared by the respective managements of the Companies based on the best forecasts and judgments as at the time such information was provided.

Meanwhile, SMBC Nikko conducted the valuation employing the market share price method, since the shares of the Company are listed on the Prime Market of the Tokyo Stock Exchange, and the shares of Hagiwara Electric are listed on the Prime Market of the Tokyo Stock Exchange and the Premier Market of the Nagoya Stock Exchange, and each of their market share prices is available. Additionally, SMBC Nikko employed the comparable listed company method, since there are multiple listed companies that are engaged in businesses relatively comparable to the Company and Hagiwara Electric, and it is therefore possible to infer the share value by comparing similar listed companies. Furthermore, the discounted cash flow (DCF) method was employed to evaluate the intrinsic value based on the status of the Company’s and Hagiwara Electric’s future business activities.

The valuation results under each of the above methods are as follows. The valuation range of the Share Transfer Ratio below represents the valuation results of the number of common shares of the Joint Holding Company to be allotted per common share of the Company when allotting two common shares of the Joint Holding Company for one common share of Hagiwara Electric.

Methods employed	Valuation range of the Share Transfer Ratio
Market share price method	1.01 - 1.03
Comparable company method	0.87 - 1.75
DCF method	0.53 - 1.16

The market share price method was conducted for the Company and Hagiwara Electric with the valuation reference date set as July 25, 2025, by employing the simple average of the closing prices (rounded to the nearest yen) on the Prime Market of the Tokyo Stock Exchange for the period of one month, three months, and six months immediately preceding the valuation reference date, respectively, and the range of the Share Transfer Ratio was calculated as specified above based on the results of each such evaluation.

In calculating the Share Transfer Ratio, SMBC Nikko, in principle, used the information provided by the Company and Hagiwara Electric and information, etc. available to the general public. SMBC Nikko relied on the assumption that all such materials and information, etc. were accurate and complete and did not independently verify their accuracy and completeness. In addition, SMBC Nikko did not conduct any independent valuation, appraisal, or assessment of the assets and liabilities of the Company and Hagiwara Electric and their associated companies (including off-balance sheet assets and liabilities and other contingent liabilities), nor did it request a third-party appraiser to conduct any valuation, appraisal, or assessment. Furthermore, SMBC Nikko assumed that the information concerning the financial forecasts of the Company and Hagiwara Electric (including the profit plans and other information) was reasonably prepared by the respective managements of the Company and Hagiwara Electric based on the best forecasts and judgments as at the time such information was provided.

In addition, the business plans of the Company and Hagiwara Electric, which SMBC Nikko used as a basis for its valuation under the DCF method, do not incorporate any synergy effects to be achieved as a result of the Business Integration. Moreover, the business plan of Hagiwara Electric for the fiscal years ending March 31, 2026 through March 31, 2028, which SMBC Nikko used as a basis for its valuation under the DCF method, includes fiscal years in which substantial fluctuations in profit are anticipated compared to the previous fiscal year. Specifically, for the fiscal year ending March 31, 2027, a substantial increase in operating income is anticipated compared to the previous fiscal year, driven by revenue growth in the electronic devices business due to the acquisition of new projects and, in the technology solutions business, by steady demand for DX investment as well as an acceleration in the transition to a high value-added business model centered on data utilization.

(iv)	Measures to Ensure Fairness

The Company has taken the following measures to ensure the fairness of the Share Transfer.

(a)       Procurement of a share transfer ratio valuation report from an independent third-party appraiser

As stated in “(ii) Grounds and Reasons for the Content of the Allotment Pertaining to the Share Transfer” above, in order to ensure the fairness and appropriateness of the Share Transfer, the Company has appointed Daiwa Securities as an independent third-party appraiser and has obtained a share transfer ratio valuation report to serve as the basis for the agreement on the Share Transfer Ratio in the Share Transfer. In addition, the Company has engaged in negotiations and consultations with Hagiwara Electric, with reference to the analysis and advice of Daiwa Securities as a financial advisor and third-party appraiser, and the Company resolved at its Board of Directors meeting held on July 28, 2025 to carry out the Share Transfer based on the Share Transfer Ratio stated in “(i) Content of Allotment Pertaining to the Share Transfer (Share Transfer Ratio)” above.

(b)       Advice from independent law firm

In order to ensure the fairness and appropriateness of decision making by its Board of Directors, the Company has obtained legal advice from TMI Associates, a legal advisor independent from the Companies, regarding matters such as procedures for the Share Transfer and decision-making methods and processes to be undertaken by the Company. TMI Associates is not a related party of the Companies and does not have any material interest in connection with the Business Integration which needs to be stated.

Meanwhile, Hagiwara Electric has taken the following measures to ensure the fairness of the Share Transfer.

(a)       Procurement of a share transfer ratio valuation report, etc. from an independent third-party appraiser

As stated in “(ii) Grounds and Reasons for the Content of the Allotment Pertaining to the Share Transfer” above, in order to ensure the fairness and appropriateness of the Share Transfer, Hagiwara Electric has appointed SMBC Nikko as an independent third-party appraiser and has obtained a share transfer ratio valuation report to serve as the basis for the agreement on the Share Transfer Ratio in the Share Transfer. In addition, Hagiwara Electric has engaged in negotiations and consultations with the Company, with reference to the analysis and advice of SMBC Nikko as a financial advisor and third-party appraiser, and Hagiwara Electric resolved at its Board of Directors meeting held on July 28, 2025 to carry out the Share Transfer based on the Share Transfer Ratio stated in “(i) Content of Allotment Pertaining to the Share Transfer (Share Transfer Ratio)” above.

(b)       Advice from independent law firm

In order to ensure the fairness and appropriateness of decision making by its Board of Directors, Hagiwara Electric has obtained legal advice from Mori Hamada, a legal advisor independent from the Companies, regarding matters such as procedures for the Share Transfer and decision-making methods and processes to be undertaken by Hagiwara Electric. Mori Hamada is not a related party of the Companies and does not have any material interest in connection with the Business Integration which needs to be stated.

(v)	Matters relating to application for listing of Joint Holding Company, etc.

The Companies plan to apply for a technical listing of the common shares of the Joint Holding Company to be newly established on the Tokyo Stock Exchange and Nagoya Stock Exchange. The scheduled listing date is April 1, 2026. As the Companies will become wholly-owned subsidiaries of the Joint Holding Company as a result of the Share Transfer, the shares of The Company are scheduled to be delisted from the Tokyo Stock Exchange, and the shares of Hagiwara Electric are scheduled to be delisted from the Tokyo Stock Exchange and the Nagoya Stock Exchange, respectively, on March 30, 2026, prior to the listing of the shares of the Joint Holding Company. The date of the delisting will be determined pursuant to the respective rules of the Tokyo Stock Exchange and the Nagoya Stock Exchange.

(vi)	Measures to Avoid Conflicts of Interest

No special measures have been taken in connection with the Share Transfer as there are no particular conflicts of interest between the Companies.

(2)	Matters Relating to the Amounts of Stated Capital and Capital Reserves of the Joint Holding Company

The Companies have determined that the amounts of the stated capital and capital reserves of the Joint Holding Company upon its establishment through the Share Transfer shall be as follows.

(i)	Amount of stated capital: 10,000,000,000 yen
(ii)	Amount of capital reserves: 2,500,000,000 yen
(iii)	Amount of retained earnings reserves: 0 yen
(iv)	Amount of other capital surplus: The amount obtained by subtracting the total of the amounts set forth in (i) and (ii) above from the amount of changes in shareholder equity stipulated in Article 52, paragraph (1) of the Regulations for Corporate Accounting.

The Companies held discussions and determined the above amounts of stated capital and capital reserves within the scope of the provisions of Article 52 of the Regulations for Corporate Accounting after comprehensively taking into account and considering the size of the Joint Holding Company and other various factors.

4.	Matters Relating to the Appropriateness of Provisions Regarding the Matters Stated in Article 773, Paragraph (1), Items (ix) and (x) of the Companies Act

There are no applicable matters.

5.	Matters Relating to Hagiwara Electric
(1)	Details of Financial Statements, etc. for Most Recent Business Year (Fiscal Year Ended March 31, 2025)

The details of the financial statements, etc. of Hagiwara Electric for the fiscal year ended March 31, 2025 are not stated in these reference documents pursuant to the provisions of laws and regulations and Article 14, paragraph 2 of the Company’s Articles of Incorporation as they are available on the Company’s website (https://www.satori.co.jp/ir/stock/meeting.html) and the website of the Tokyo Stock Exchange.

(2)	Details of Events Having a Material Impact on the Status of Company Assets That Occurred After the Last Day of the Most Recent Business Year

There are no applicable matters.

6.	Details of Events Pertaining to the Company Having a Material Impact on the Status of Company Assets That Occurred After the Last Day of the Most Recent Business Year

There are no applicable matters.

7.	Matters Set Out in Article 74 of the Regulations for Enforcement of the Companies Act Regarding Persons Who Will Be Directors (Excluding Persons Who Will Be Directors Concurrently Serving as Audit & Supervisory Committee Members) of the Wholly-Owning Parent Company Established Through the Share Transfer

The persons who will be Directors (excluding Directors concurrently serving as Audit & Supervisory Committee Members) of the Joint Holding Company are as follows.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Hagiwara Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Jan. 2007	Joined Oracle Corporation Japan
	Jan. 2011	Joined Hagiwara Electric Co., Ltd., Department Manager of Overseas Department
	Apr. 2011	President and CEO of Hagiwara America, Inc.
	Oct. 2012	Managing Director of Hagiwara Electric Europe GmbH
	July 2014	General Manager of 1st Electron Devices Division of Hagiwara Electric Co., Ltd.
	June 2015	Executive Officer of Hagiwara Electric Co., Ltd.
	Apr. 2018	Director of Hagiwara Electronics Co., Ltd.
	Apr. 2020	Managing Executive Officer of Hagiwara Electric Holdings Co., Ltd. Director of Hagiwara Techno Solutions Co., Ltd.
Moritaka Kimura (January 30, 1967)	June 2020	Director of Hagiwara Electric Holdings Co., Ltd. Supervising Corporate Planning Division of Hagiwara Electric Holdings Co., Ltd.	(1) - shares (2) 11,128 shares (3) 22,256 shares
	June 2021	President and Representative Director of Hagiwara Electric Holdings Co., Ltd.
	Apr. 2022	Supervising Corporate Strategy Division of Hagiwara Electric Holdings Co., Ltd. (current position)
	June 2023	Supervising Internal Audit Office of Hagiwara Electric Holdings Co., Ltd.
	Apr. 2024	Supervising Internal Auditing Department of Hagiwara Electric Holdings Co., Ltd. (current position)
	Apr. 2025	Representative Director, President Executive Officer of Hagiwara Electric Holdings Co., Ltd. (current position) Supervising Accounting & Finance Division of Hagiwara Electric Holdings Co., Ltd. (current position)

Reasons for nomination as candidate for Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members)

Moritaka Kimura has many years of work experience in the device business and has been promoting initiatives related to new business as Director of business companies. He has been demonstrating his excellent leadership in promoting the new medium-term management plan since assuming the office of President and Representative Director of Hagiwara Electric. The Companies propose his election as Director of the Joint Holding Company to be newly established because he is expected to continue capitalizing on his abilities and experience.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Hagiwara Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Sep. 1995	Joined SATORI ELECTRIC CO., LTD.
	Aug. 2002	Director in charge of Overseas Business of SATORI ELECTRIC CO., LTD.
	Aug. 2005	Director in charge of Greater China Business of SATORI ELECTRIC CO., LTD.
	Aug. 2007	Managing Director, Head of Asia Business of SATORI ELECTRIC CO., LTD.
	Aug. 2008	Director and Managing Executive Officer, Head of Overseas Business of SATORI ELECTRIC CO., LTD.
	June 2009	Director and Managing Executive Officer, Head of Sales Promotion Business Unit in charge of Sales Promotion of SATORI ELECTRIC CO., LTD.
	June 2011	Director and Senior Managing Executive Officer, Head of Sales in charge of Corporate Planning of SATORI ELECTRIC CO., LTD.
Hiroyuki Satori (July 13, 1966)	Aug. 2011	Representative Director and Senior Managing Executive Officer, Head of Management in charge of Corporate Planning of SATORI ELECTRIC CO., LTD.	(1) 104,938 shares (2) shares (3) 107,036 shares
	Aug. 2012	Representative Director and Vice President in charge of Corporate Planning of SATORI ELECTRIC CO., LTD.
	June 2013	Representative Director and President and COO of SATORI ELECTRIC CO., LTD.
	Aug. 2013	Director of SATORI PINICS CO., LTD. Director of STAR ELECTRONICS CO., LTD. (current position)
	June 2016	Representative Director and President and CEO of SATORI ELECTRIC CO., LTD.
	May 2018	Representative Director and Chairman of SATORI SP TECHNOLOGY CO., LTD. (current position)
	Aug. 2020	Representative Director and President and Executive Officer of SATORI ELECTRIC CO., LTD. (current position) Representative Director and Chairman of SATORI PINICS CO., LTD.
	Aug. 2023	Director of SATORI PINICS CO., LTD. (current position)
	Sep. 2025	Director of SM Electronic Technologies Pvt. Ltd. (current position) Director of MAGnetIC Holding B.V. (current position)

Reasons for nomination as candidate for Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members)

Hiroyuki Satori has been involved in domestic and overseas business operations and has extensive experience, including working experience at overseas business locations, and broad knowledge. He has demonstrated strong leadership in promoting management reforms as the Representative Director and President and Executive Officer of SATORI ELECTRIC CO., LTD. The Companies propose his election as Director of the Joint Holding Company to be newly established because he is expected to continue capitalizing on his abilities and experience.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Hagiwara Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Apr. 1987	Joined MATSUSHITA ELECTRIC INDUSTRIAL CO., LTD. (currently PANASONIC HOLDINGS CORPORATION)
	Apr. 2010	Deputy Managing Director, PANASONIC SHUN HING INDUSTRIAL DEVICES SALES CO., LTD. Deputy Managing Director, PANASONIC SHUN HING INDUSTRY (SHENZHEN) CO., LTD.
	Mar. 2013	Head of Power Device Div, PANASONIC AUTOMOTIVE & INDUSTRIAL SYSTEMS CO., LTD. President and Representative Director, PANASONIC DEVICE DISCRETE SEMICONDUCTOR CO., LTD.
Naruhiko Mizukoshi (December 17, 1963)	July 2017	Director, Head of Semiconductor Business Unit, PANASONIC SEMICONDUCTOR SOLUTIONS CO., LTD.	(1) 3,005 shares (2) shares (3) 3,065 shares
	Sep. 2020	Joined SATORI SP TECHNOLOGY CO., LTD.
	Dec. 2020	Executive Officer, SATORI SP TECHNOLOGY CO., LTD.
	Aug. 2021	Director and Managing Executive Officer, SATORI SP TECHNOLOGY CO., LTD.
	June 2022	President and Representative Director, SATORI SP TECHNOLOGY CO., LTD. (current position)
	June 2023	Managing Executive Officer, Head of Enterprise Segment, SATORI ELECTRIC CO., LTD.
	Aug. 2025	Director and Managing Executive Officer, Head of Enterprise Segment, SATORI ELECTRIC CO., LTD. (current position)

Reasons for nomination as candidate for Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members)

Naruhiko Mizukoshi has extensive knowledge and deep insight on management gained from his many years of involvement in business management in Japan and overseas at a major electronics manufacturer, and from his work experience at SATORI ELECTRIC CO., LTD., including serving as the President of a domestic subsidiary. The Companies propose his election as Director of the Joint Holding Company to be newly established because he is expected to continue capitalizing on his abilities and experience.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Hagiwara Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Apr. 1989	Join Hagiwara Electric Co., Ltd.
	July 2006	Manager of 1st Sales Department of 1st Electron Devices Division of Hagiwara Electric Co., Ltd.
	July 2011	Deputy Manager of 2nd Electron Devices Division of Hagiwara Electric Co., Ltd.
	July 2013	General Manager of 2nd Electron Devices Division of Hagiwara Electric Co., Ltd.
Takeshi Soejima (August 13, 1965)	June 2015	Executive Officer of Hagiwara Electric Co., Ltd.	(1) -shares (2) 3,229 shares (3) 6,458 shares
	Apr. 2018	Director of Hagiwara Electronics Co., Ltd. Apr. 2020 Representative Director and President of Hagiwara Electronics Co., Ltd.
	Apr. 2025	Representative Director, President, and Executive Officer of Hagiwara Electronics Co., Ltd. (current position)

Reasons for nomination as candidate for Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members)

Takeshi Soejima has abundant work experience in the electronic devices business over many years, and he has used that experience to provide strong leadership as the Representative Director, President, and Executive Officer of Hagiwara Electronics Co., Ltd. The Companies propose his election as Director of the Joint Holding Company to be newly established because he is expected to continue capitalizing on his abilities and experience.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Hagiwara Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Apr. 1988	Joined Mitsubishi Corporation
	June 1997	Investment and Credit Department of Mitsubishi International Corporation
	Dec. 2002	Treasurer Office (Finance Department) of Mitsubishi Corporation
	Apr. 2009	Accounting Department of Industrial Finance, Logistics & Development Group
	May 2011	Executive Vice President & CFO of Mitsubishi Corporation China Co., Ltd.
	July 2013	Deputy General Manager of Risk Management Department, in charge of Business Portfolio Management, of Mitsubishi Corporation
	Jan. 2016	Member of the Board, Managing Executive Officer, CFO of Mitsubishi Corporation Energy Co., Ltd.
Takuma Oyama (February 1, 1966)	Mar. 2019	General Manager of Accounting Department of Saudi Petrochemicals Development Co., Ltd. (SPDC)	(1) - shares (2) 828 shares (3) 1,656 shares
	July 2020	General Manager of Accounting Department, General Affairs Department, Information Systems Department & Assistant to President of SPDC
	Apr. 2024	Joined Hagiwara Electric Holdings Co., Ltd., Senior Managing Executive, Assistant to President
	Apr. 2025	Managing Executive Officer of Hagiwara Electric Holdings Co., Ltd. Director of Hagiwara Electronics Co., Ltd. (current position) Director of Hagiwara Techno Solutions Co., Ltd. (current position)
	June 2025	Director and Managing Executive Officer of Hagiwara Electric Holdings Co., Ltd. (current position) In charge of Accounting & Finance Division of Hagiwara Electric Holdings Co., Ltd. (current position)

Reasons for nomination as candidate for Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members)

Takuma Oyama has extensive experience in the finance and accounting divisions at Mitsubishi Corporation, particularly serving as CFO in China and during his assignment to a domestic subsidiary. He also has experience working overseas in the U.S. and China, and after assuming office as a Director of the Company, he has been deeply involved in financial strategy. The Companies propose his election as Director of the Joint Holding Company to be newly established because he is expected to capitalize on his abilities and experience.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Hagiwara Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Apr. 1991	Joined THE DAI-ICHI MUTUAL LIFE INSURANCE COMPANY (currently THE DAI-ICHI LIFE INSURANCE CO., LTD.)
	Feb. 2015	Director, COO, DLI NORTH AMERICA INC.
	Apr. 2017	General Manager of Credit Department, THE DAI-ICHI LIFE INSURANCE CO., LTD.
	Apr. 2020	General Manager of Audit and Supervisory Committee’s Center, DAI-ICHI LIFE HOLDINGS, INC. General Manager of Audit and Supervisory Board Member’s Center, THE DAI-ICHI LIFE INSURANCE CO., LTD.
Shunji Tsuchiya (April 28, 1968)	Aug. 2022	Executive Managing Director, VERTEX INVESTMENT SOLUTIONS CO., LTD.	(1) - shares (2) - shares (3) - shares
	Apr. 2025	Seconded to SATORI ELECTRIC CO., LTD. Executive Fellow, Corporate Div., SATORI ELECTRIC CO., LTD.
Aug. 2025	Joined SATORI ELECTRIC CO., LTD. Director, SATORI ELECTRIC CO., LTD. Director, SATORI PINICS CO., LTD.
(current position)
Director, STAR ELECTRONICS CO., LTD. (current position)
Director, SATORI SP TECHNOLOGY CO., LTD. (current position)
	Sep. 2025	Director and Managing Executive Officer in charge of corporate affairs, SATORI ELECTRIC CO., LTD.

Reasons for nomination as candidate for Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members)

Shunji Tsuchiya has extensive knowledge and deep insight, which he earned through his many years of involvement in diverse operations at a financial institution, including financial services, overseas business, and auditing, and through his involvement in management, including serving as Executive Managing Director in charge of corporate planning at an affiliate of that institution. The Companies propose his election as Director of the Joint Holding Company to be newly established because he is expected to continue capitalizing on his abilities and experience.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Hagiwara Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Apr. 1980	Joined OLYMPUS OPTICAL CO., LTD. (currently OLYMPUS CORPORATION)
	June 2010	Executive Officer, OLYMPUS CORPORATION Director and Member of the Board, OLYMPUS MEDICAL SYSTEMS CORP.
	Apr. 2012	Senior Executive Managing Officer, OLYMPUS CORPORATION President, OLYMPUS MEDICAL SYSTEMS CORP.
	Apr. 2013	Senior Executive Managing Officer, OLYMPUS CORPORATION Outside Director, SONY OLYMPUS MEDICAL SOLUTIONS INC.
	Apr. 2015	Head of Sales Group and Business Management Officer of Medical Business, OLYMPUS CORPORATION Director and Member of the Board, OLYMPUS MEDICAL SYSTEMS CORP.
(Outside Director) Akihiro Taguchi (January 26, 1958)	June 2015	Director and Senior Executive Managing Officer, OLYMPUS CORPORATION	(1) 2,038 shares (2) - shares (3) 2,078 shares
	Apr. 2019	Director and Senior Executive Managing Officer and Chief Operating Officer, OLYMPUS CORPORATION President, OLYMPUS MEDICAL SYSTEMS CORP.
	June 2019	Executive Officer and Chief Operating Officer, OLYMPUS CORPORATION
	Apr. 2020	Executive Officer and Chief Technology Officer, OLYMPUS CORPORATION Director and Member of the Board, OLYMPUS MEDICAL SYSTEMS CORP.
	Aug. 2022	Outside Director, Audit and Supervisory Committee Member, SATORI ELECTRIC CO., LTD.
	Sep. 2023	Outside Director and Member of Board, ASAHI INTECC CO., LTD. (current position)
	Aug. 2024	Outside Director and Chairman of the Board, SATORI ELECTRIC CO., LTD. (current position)
(Significant concurrent positions) Outside Director and Member of Board, ASAHI INTECC CO., LTD.

Reasons for nomination as candidate for Outside Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members) and outline of expected role

Akihiro Taguchi has extensive experience and broad knowledge from his background as a CTO and corporate manager at a group company of a comprehensive electronics maker, as well as professional insight and knowledge in design, development, and technology. The Companies propose his election as Outside Director of the Joint Holding Company to be newly established as they believe he will utilize that experience, knowledge, and insight. The Companies expect that he will provide advice and oversight of management of the Joint Holding Company, utilizing his abilities and experience.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Hagiwara Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Aug. 1989	Joined Sony Corporation (currently Sony Group Corporation)
	Sep. 2003	Started research and development consultant business
	Nov. 2004	Outside Director of Digital Media Professionals Inc. (current position)
(Outside Director) Shinichi Okamoto (April 28, 1958)	Mar. 2010	Established Blue Shift Technology Inc., assumed office of Director (current position)	(1) - shares (2) 200 shares (3) 400 shares
	June 2022	Outside Director of Hagiwara Electric Holdings Co., Ltd. (current position)

(Significant concurrent positions) Outside Director of Digital Media Professionals Inc. Director of Blue Shift Technology Inc.

Reasons for nomination as candidate for Outside Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members) and outline of expected role

Shinichi Okamoto has work experience as CTO of a group company of a comprehensive home electronics maker and as R&D consultant. The Companies propose his election as Outside Director of the Joint Holding Company to be newly established because he is expected to capitalize on his abilities and experience. The Companies expect that he will provide advice and oversight of management of the Joint Holding Company, utilizing his abundant experience and deep insight.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Hagiwara Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Apr. 1989	Joined Motorola, Inc.
	June 1991	Joined The Boston Consulting Group, Inc.
	Jan. 2007	Joined Globis Corporation
	Apr. 2014	Professor, Graduate School of Management, Globis University (current position)
	July 2014	Managing Director, General Manager, Corporate Administration Division, Globis Corporation
	July 2019	Senior Faculty Director, Faculty Division (currently Faculty Group Office) (current position)
(Outside Director) Kyoko Hayashi (November 9, 1966)	May 2022	Outside Director, Eat & Holdings Co., Ltd (current position)	(1) - shares (2) - shares (3) - shares
	June 2023	Outside Director of Hagiwara Electric Holdings Co., Ltd. (current position)
	Sep. 2023	Outside Director (Audit and Supervisory Committee Member) of KOA SHOJI HOLDINGS Co., Ltd. (current position)

(Significant concurrent positions)

Professor, Graduate School of Management, Globis University

Senior Faculty Director, Faculty Group Office, Globis Corporation

Outside Director, Eat & Holdings Co., Ltd

Outside Director (Audit and Supervisory Committee Member) of KOA SHOJI HOLDINGS Co., Ltd.

Reasons for nomination as candidate for Outside Director (excluding Directors concurrently serving as Audit & Supervisory Committee Members) and outline of expected role

Kyoko Hayashi possesses abundant experience in diversity, work style reform, DX promotion, crisis management, and disaster prevention, and the Companies believe that she will be able to utilize her abilities and experience as the Companies aim to sustainably enhance the corporate value of the entire group, and therefore the Companies propose her election as Outside Director of the Joint Holding Company to be newly established. The Companies expect that she will provide advice and oversight of management of the Joint Holding Company, utilizing her abundant experience and deep insight.

(Note 1)	The number of shares of the Company and Hagiwara Electric owned by each candidate is based on ownership status as of September 30, 2025, and the number of shares of the Joint Holding Company to be allotted is based on that ownership status and the Share Transfer Ratio. The number of shares of the Joint Holding Company that will actually be allotted may change depending on the number of shares owned up to the point in time immediately before the establishment date of the Joint Holding Company.
(Note 2)	There are no special interests between each candidate and the Company or Hagiwara Electric, and no special interests are anticipated to arise between each candidate and the Joint Holding Company.
(Note 3)	Akihiro Taguchi, Shinichi Okamoto, and Kyoko Hayashi are candidates for Outside Director. Kyoko Hayashi’s name in the family register is Kyoko Otani.
(Note 4)	If Akihiro Taguchi, Shinichi Okamoto, and Kyoko Hayashi are elected and assume office as Outside Directors, the Joint Holding Company plans to register them with the Tokyo Stock Exchange and the Nagoya Stock Exchange as independent officers under the regulations of each exchange.
(Note 5)	If Akihiro Taguchi, Shinichi Okamoto, and Kyoko Hayashi are elected and assume office as Outside Directors, pursuant to the provisions of Article 427, paragraph (1) of the Companies Act, the Joint Holding Company plans to enter into agreements limiting their liability for damages set out in Article 423, paragraph (1) of the Companies Act. The maximum amount of liability under such agreements is planned to be the minimum liability amount set out in laws and regulations.
(Note 6)	The Joint Holding Company plans to enter into a directors and officers liability insurance policy set out in Article 430-3, paragraph (1) of the Companies Act with an insurance company, and if the candidates for Director are elected and assume office, they are planned to be insured under that policy. The policy is planned to provide compensation for damage, etc. in cases where an insured party bears liability for damages arising from acts performed in regard to their duties, and the Joint Holding Company plans to bear all of the insurance fees.

8.	Matters Set Out in Article 74-3 of the Regulations for Enforcement of the Companies Act Regarding Persons Who Will Be Directors Concurrently Serving as Audit & Supervisory Committee Members of the Joint Holding Company

The persons who will be Directors concurrently serving as Audit & Supervisory Committee Members of the Joint Holding Company are as follows.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Hagiwara Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Apr. 1986	Joined Hagiwara Electric Co., Ltd.
	June 2004	Department Manager of Komaki Branch of Hagiwara Electric Co., Ltd.
	July 2012	Department Manager of General Affairs Department of Hagiwara Electric Co., Ltd.
	July 2015	Deputy General Manager of General Affairs & Personnel Division of Hagiwara Electric Co., Ltd.
Noriaki Inoue (February 22, 1964)	Apr. 2018	General Manager of General Affairs & Personnel Division of Hagiwara Electric Co., Ltd. Audit & Supervisory Board Member of Hagiwara Electronics Co., Ltd.	(1) - shares (2) 3,437 shares (3) 6,874 shares
	Apr. 2021	Senior Managing Executive of Hagiwara Electric Holdings Co., Ltd.
	June 2022	Audit & Supervisory Board Member of Hagiwara Techno Solutions Co., Ltd. Audit & Supervisory Board Member of Hagiwara Hokuto Techno Co., Ltd.
	Sep. 2022	Audit & Supervisory Board Member of Hagiwara Engineering Co., Ltd.
	June 2024	Director (Audit & Supervisory Committee Member) of Hagiwara Electric Holdings Co., Ltd. (current position)

Reasons for nomination as candidate for Director concurrently serving as Audit & Supervisory Committee Member

Noriaki Inoue has many years of work experience in general affairs, and he also has practical experience as an Audit & Supervisory Board Member at business companies. The Companies propose his election as a Director concurrently serving as Audit & Supervisory Committee Member of the Joint Holding Company to be newly established because he is expected to capitalize on his abilities and experience in the Joint Holding Company’s audit and supervisory functions.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Hagiwara Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Apr. 1981	Joined Ricoh Company, Ltd.
	Apr. 2010	Corporate Vice President and General Manager, Controller Development Division & Deputy General Manager, MFP Business Group, Ricoh Company, Ltd.
	Apr. 2012	Corporate Senior Vice President and General Manager, Human Resources Division, Ricoh Company, Ltd.
	Apr. 2018	Corporate Executive Vice President and General Manager, Office Printing Business Group, Ricoh Company, Ltd.
	June 2018	Director, Corporate Executive Vice President, and General Manager, Office Printing Business Group, Ricoh Company, Ltd.
(Outside Director) Seiji Sakata (September 12, 1958)	Apr. 2019	Director, Corporate Executive Vice President, CTO, Ricoh Company, Ltd.	(1) 628 shares (2) - shares (3) 640 shares
	Apr. 2021	Director, Executive Corporate Officer, CTO, and General Manager, Advanced Technology R&D Division, Ricoh Company, Ltd.
	June 2023	Outside Director, Hirose Electric Co., Ltd. (current position)
	Mar. 2024	Outside Board Member, MABUCHI MOTOR CO., LTD (current position)
	Aug. 2024	Outside Director, Audit and Supervisory Committee Member, SATORI ELECTRIC CO., LTD. (current position)

(Significant concurrent positions) Outside Director, Hirose Electric Co., Ltd. Outside Board Member, MABUCHI MOTOR CO., LTD.

Reasons for nomination as candidate for Outside Director concurrently serving as Audit & Supervisory Committee Member and outline of expected role

Seiji Sakata has extensive experience and broad knowledge as a corporate manager, as well as professional insight and knowledge in design, development, and technology. Considering that he will contribute to strengthening the supervisory function for the business execution of the Joint Holding Company to be newly established, the Companies nominate him as a candidate for Outside Director concurrently serving as Audit & Supervisory Committee Member of the Joint Holding Company. The Companies expect that he will fulfill a role to secure the validity and adequacy of decision-making by the Board of Directors of the Joint Holding Company by providing oversight and advice, utilizing his professional insight and experience in design, development, and technology.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Hagiwara Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Nov. 2004	Joined Tohmatsu & Co. (currently Deloitte Touche Tohmatsu LLC)
	June 2008	Registered as a certified public accountant
	Aug. 2017	Established Sachiko Enomoto Certified Public Accountant Office (current position)
	July 2020	Audit & Supervisory Board Member of Enomoto Corporation (current position)
	Apr. 2021	Domestic Relations Conciliation Commissioner of Nagoya Family Court
	June 2023	Outside Audit & Supervisory Board Member of TAIHO KOGYO CO., LTD. (current position)
	Oct. 2023	Civil Mediation Commissioner of Nagoya District Court and Nagoya Summary Court (current position)
(Outside Director) Sachiko Enomoto (May 26, 1974)	June 2024	Outside Director (Audit & Supervisory Committee Member) of Hagiwara Electric Holdings Co., Ltd. (current position)	(1) - shares (2) 215 shares (3) 430 shares
	Jan. 2025	Judicial commissioner of Nagoya Summary Court (current position)
	June 2025	Outside Director (Audit & Supervisory Committee Member) of TAISEI ONCHO CO., LTD. (current position)

(Significant concurrent positions) Certified public accountant

Civil Mediation Commissioner of Nagoya District Court and Nagoya Summary Court

Outside Audit & Supervisory Board Member of TAIHO KOGYO CO., LTD.

Outside Director (Audit & Supervisory Committee Member) of TAISEI ONCHO CO., LTD.

Audit & Supervisory Board Member of Enomoto Corporation

Reasons for nomination as candidate for Outside Director concurrently serving as Audit & Supervisory Committee Member and outline of expected role

The Companies propose the election of Sachiko Enomoto as an Outside Director concurrently serving as Audit & Supervisory Committee Member of the Joint Holding Company to be newly established because she is expected to capitalize on her specialized knowledge and experience as a certified public accountant in enhancing audit and supervisory functions. The Companies expect that she will fulfill a role to secure the validity and adequacy of decision-making by the Board of Directors of the Joint Holding Company by providing oversight and advice, utilizing her specialized knowledge and experience as a certified public accountant. Ms. Enomoto has never in the past been involved in the management of a company except as an outside officer. However, the Companies judge she will appropriately fulfill her duties as an Outside Director concurrently serving as Audit & Supervisory Committee Member based on the above reasons.

Name (Date of birth)	Career summary, positions and responsibilities, and significant concurrent positions		(1) Number of the Company’s shares owned (2) Number of Hagiwara Electric’s shares owned (3) Number of the Joint Holding Company’s shares to be allotted
	Apr. 2000	Entered The Legal Training and Research Institute of Japan (54th Class)
	Oct. 2001	Judge, Tokyo District Court Feb. 2008 Registered as Attorney Joined Yoshioka Tsuji Law Office (currently Yoshioka Ono Law Office)
	May 2019	Yokohama Sogo Law Office (current position)
	July 2019	Legal Specialist, Hiratsuka City (current position)
(Outside Director) Akiko Yukimaru (January 7, 1977)	June 2021	Outside Director, IPS, Inc. (current position)	(1) 610 shares (2) - shares (3) 622 shares
	Aug. 2022	Outside Director, Audit and Supervisory Committee Member, SATORI ELECTRIC CO., LTD. (current position)
	May 2025	Outside Audit & Supervisory Board Member, Tebiki Inc. (current position)

(Significant concurrent positions) Attorney Outside Director, IPS, Inc. Outside Audit & Supervisory Board Member, Tebiki Inc.

Reasons for nomination as candidate for Outside Director concurrently serving as Audit & Supervisory Committee Member and outline of expected role

Akiko Yukimaru has professional insight and extensive experience cultivated as a judge and an attorney. Expecting her to offer advice from her professional point of view, the Companies nominate her as a candidate for Outside Director concurrently serving as Audit & Supervisory Committee Member of the Joint Holding Company to be newly established. The Companies expect that she will fulfill a role to secure the validity and adequacy of decision-making by the Board of Directors of the Joint Holding Company by providing oversight and advice, utilizing her professional insight and experience as a judge and attorney. Although Ms. Yukimaru has never been involved in company management other than as an outside officer, the Companies consider, for the above reasons, that she will be able to appropriately fulfill the duties of Outside Director concurrently serving as Audit & Supervisory Committee Member.

(Note 1)	The number of shares of the Company and Hagiwara Electric owned by each candidate is based on ownership status as of September 30, 2025, and the number of shares of the Joint Holding Company to be allotted is based on that ownership status and the Share Transfer Ratio. The number of shares of the Joint Holding Company that will actually be allotted may change depending on the number of shares owned up to the point in time immediately before the establishment date of the Joint Holding Company.
(Note 2)	There are no special interests between each candidate and the Company or Hagiwara Electric, and no special interests are anticipated to arise between each candidate and the Joint Holding Company.
(Note 3)	Seiji Sakata, Sachiko Enomoto, and Akiko Yukimaru are candidates for Outside

Director.
(Note 4)	If Seiji Sakata, Sachiko Enomoto, and Akiko Yukimaru are elected and assume office as Outside Directors, the Joint Holding Company plans to register them with the Tokyo Stock Exchange and the Nagoya Stock Exchange as independent officers under the regulations of each exchange.
(Note 5)	If Seiji Sakata, Sachiko Enomoto, and Akiko Yukimaru are elected and assume office as Outside Directors, pursuant to the provisions of Article 427, paragraph (1) of the Companies Act, the Joint Holding Company plans to enter into agreements limiting their liability for damages set out in Article 423, paragraph (1) of the Companies Act. The maximum amount of liability under such agreements is planned to be the minimum liability amount set out in laws and regulations.
(Note 6)	The Joint Holding Company plans to enter into a directors and officers liability insurance policy set out in Article 430-3, paragraph (1) of the Companies Act with an insurance company, and if the candidates for Director are elected and assume office, they are planned to be insured under that policy. The policy is planned to provide compensation for damage, etc. in cases where an insured party bears liability for damages arising from acts performed in regard to their duties, and the Joint Holding Company plans to bear all of the insurance fees.

Reference: Director skills matrix

The Joint Holding Company to be newly established will have multiple Outside Directors who maintain a certain distance from business execution.

In addition, the Board of Directors of the Joint Holding Company to be newly established will be composed of a number of Directors within the limits set out in the Companies Act and the Articles of Incorporation, and it will be well-balanced in terms of knowledge, experience, and skills to ensure that the Board of Directors effectively fulfills its roles and duties. Furthermore, the composition of the Board of Directors will achieve diversity while maintaining an appropriate size.

A matrix of the skills of the Directors is as follows.

Name	Position in the Joint Holding Company (planned)	Gender	Corporate management and management strategy	Sales and marketing
Moritaka Kimura	Representative Director and President	Male	●	●
Hiroyuki Satori	Representative Director and Vice President	Male	●	●
Naruhiko Mizukoshi	Director	Male	●	●
Takeshi Soejima	Director	Male	●	●
Takuma Oyama	Director	Male	●
Shunji Tsuchiya	Director	Male	●
Akihiro Taguchi	Outside Director	Male	●	●
Shinichi Okamoto	Outside Director	Male	●	●
Kyoko Hayashi	Outside Director	Female
Noriaki Inoue	Director (Full-time Audit & Supervisory Committee Member)	Male
Seiji Sakata	Outside Director (Audit & Supervisory Committee Member)	Male	●
Sachiko Enomoto	Outside Director (Audit & Supervisory Committee Member)	Female
Akiko Yukimaru	Outside Director (Audit & Supervisory Committee Member)	Female

(Note)	The above table indicates the areas in which each Director is particularly able to utilize their expertise based on their experience, etc. and does not represent all of the knowledge possessed by each Director.

Global business	Technology (design, development, and production)	IT and DX	Finance and accounting	Risk management	Talent management	Sustainability
●		●		●		●
●				●	●	●
●	●				●
●
●			●	●	●	●
●			●	●	●	●
●	●			●
●	●	●
●					●	●
				●	●	●
	●	●		●	●	●
			●	●		●
				●		●

9.	Matters Set Out in Article 77 of the Regulations for Enforcement of the Companies Act Regarding the Person Who Will Be the Financial Auditor of the Joint Holding Company

The person who will be the financial auditor of the Joint Holding Company is as follows.

(As of June 30, 2025)

Name	KPMG AZSA LLC
Office location	Main office: 1-2 Tsukudo-cho, Shinjuku-ku, Tokyo Number of offices: 12
History

July 1969: Established Asahi Accounting Corporation

July 1985: Established Asahi Shinwa Accounting Corporation

Oct. 1993: Merged with Inoue Saito Eiwa Audit Corporation

(established April 1978) and became Asahi & Co.

Jan. 2004: Merged with AZSA & Co. (established February 2003) and became KPMG AZSA LLC

July 2010: Converted to a limited liability audit corporation (yugen sekinin kansa hojin), and its name in Japanese became “Yugen Sekinin Azusa Kansa Hojin”

Overview

Stated capital: 3,000,000,000 yen

Personnel composition

Certified public accountants: 3,011

Newly certified and junior CPAs: 1,537

Audit support staff: 2,013

Other staff: 801

Total: 7,362

Audit client companies: 3,255

(Note) The Audit & Supervisory Committee of each of the Companies comprehensively considered factors such as KPMG AZSA LLC’s record of performing accounting audits over many years, its independence and other qualifications as a professional expert, and its systems for ensuring that the accounting audits of the Joint Holding Company will be appropriately performed, as a result of which the committees determined that KPMG AZSA LLC is suitable as the financial auditor of the Joint Holding Company.

Question	Answer
Regarding the Business Integration and its significance and purpose
What are the background and purpose of the Business Integration?

•  The Companies, as comprehensive electronics trading companies handling semiconductors, electronic components, and electronic equipment, have been providing optimal solutions that meet the diverse needs of their customers and have expanded their businesses globally by leveraging a wide variety of products and advanced technologies.

•     The electronics market is currently experiencing a surge in demand for the adoption and utilization of technologies such as the Internet of Things (IoT), artificial intelligence (AI), edge computing, generative AI, and digital transformation (DX), not only in next-generation automobiles, but also to resolve the challenges of smartification across a broad range of industries, including manufacturing.

•     Amid this environmental change, there is an increasing need for solutions that are more closely aligned with customer challenges in the utilization and supply of semiconductors. Furthermore, the role of electronics trading companies is also evolving, as they are required to build more sophisticated supply chains in the face of the impact of overseas relocation of manufacturing bases in association with changes in semiconductor utilization needs, as well as growing uncertainties in the business environment caused by U.S.-China trade friction, export controls, and geopolitical tensions.

•     Under such a business environment, the Companies have reached a shared recognition that, in order to achieve continuous business growth and development going forward, it is essential to concentrate their respective management resources and leverage their strengths to expand the scale of their business, and thereby deliver even greater added value. Based on this recognition, the Companies have agreed to pursue the Business Integration through mutual cooperation based on the spirit of equality.

What kinds of initiatives will be advanced through the Business Integration?

•   Amid substantial changes in the business environment, such as rapid digitalization, globalization, and diversification of customer needs, through the Business Integration, the Companies will seek to strengthen their competitiveness by integrating their respective management resources and know-how, with a focus on the following initiatives:

(i)       Expansion of business scale through broader product lineups and customer bases

Question	Answer

(ii)     Provision of high value-added solutions

(iii)    Acceleration of global expansion

(iv)    Productivity improvement through operational efficiency

(v)    Strengthening the management foundations through the integration of organizations and human resources

•    For details, please see “Announcement Concerning Execution of Business Integration Agreement on Business Integration through the Establishment of a Joint Holding Company (Share Transfer) between Hagiwara Electric Holdings Co., Ltd. and SATORI ELECTRIC CO., LTD. and Preparation of a Share Transfer Plan” released on Tuesday, October 14.

Regarding the Joint Holding Company
What is a joint share transfer?

•    A joint share transfer is an organizational restructuring method where, in this case, Hagiwara Electric and Satori Electric, which will become wholly-owned subsidiaries, will establish a new Joint Holding Company that will become their wholly-owning parent company and cause it to acquire all of their issued shares, and the shareholders of Hagiwara Electric and Satori Electric will receive shares of the Joint Holding Company in exchange for the shares of Hagiwara Electric and Satori Electric that they hold.

•    On Wednesday, April 1, 2026, the Companies plan to allot shares of the Joint Holding Company to be newly established to their shareholders as of the effective date of the joint share transfer.

Why did the Companies choose to conduct a business integration through a joint share transfer?	• The Companies discussed and considered the optimal method for creating synergies, as a result of which they determined that a business integration through a joint share transfer was the best method in order to concentrate their management resources, expand the scale of their businesses by leveraging their strengths, and deliver even greater added value to customers and suppliers.
What are the share transfer plan and business integration agreement?

•    The share transfer plan is a statutory document that states information such as the specific details of the share transfer and the basic matters of the new company.

•    The business integration agreement is a contract concluded for the purpose of setting out the matters that the parties have agreed to regarding the Business Integration, including matters not set out in the share transfer plan.

Question	Answer
How will the Companies transition to a holding company structure? Will they be delisted?

•    Hagiwara Electric and Satori Electric will transition to a holding company structure by establishing a Joint Holding Company through a joint share transfer. As a result, they will become wholly-owned subsidiaries of the Joint Holding Company to be established and will be delisted.

•     However, the Companies plan to apply to the Tokyo Stock Exchange and the Nagoya Stock Exchange for a technical listing of the shares of the Joint Holding Company to be newly delivered to the shareholders of the Companies, which they plan to list on the Prime Market of the Tokyo Stock Exchange and the Premier Market of the Nagoya Stock Exchange. Therefore, it is planned that shareholders will continue to be able to trade shares of the Joint Holding Company in share units.

Why did the Companies choose to make the Joint Holding Company a company with an Audit & Supervisory Committee?	• Currently, the Companies are both companies with an Audit & Supervisory Committee, and they chose the same structure for the Joint Holding Company as they determined that establishing an Audit & Supervisory Committee composed of Directors concurrently serving as Audit & Supervisory Committee Members, including multiple Outside Directors, in order to further enhance the corporate governance systems of the Joint Holding Company would further strengthen the oversight function of the Board of Directors and ensure the transparency and increase the efficiency of group management.
Regarding shares
What types of procedures will the shareholders of Hagiwara Electric and Satori Electric need to conduct in connection to the joint share transfer?

•     Shareholders are asked to determine whether to vote for or against the relevant proposals at the general meeting of shareholders of each of the Companies.

•     If the proposals are approved, shares of the Joint Holding Company will be delivered to shareholders who hold shares of either of the Companies as of the effective date of the share transfer, and therefore no particular procedures are necessary.

Will the shares of Hagiwara Electric and Satori Electric still be tradable? Will the people who held shares in Hagiwara Electric or Satori Electric cease to be shareholders thereof?	• The Companies will become wholly-owned subsidiaries of the Joint Holding Company through the share transfer, and therefore, prior to the listing of the Joint Holding Company, the final market trading date for the shares of each of the Companies is planned to be Friday, March 27, 2026. On Monday, March 30, 2026, Hagiwara Electric is planned to be delisted from the Tokyo Stock Exchange and the Nagoya Stock Exchange, and Satori Electric is planned to be delisted from the Tokyo Stock Exchange. On Wednesday, April 1, 2026, the Companies plan to allot shares of the Joint Holding Company to be

Question	Answer
newly established to the shareholders of each of the Companies as of the effective date of the joint share transfer, and they plan to apply to the Tokyo Stock Exchange and the Nagoya Stock Exchange for a technical listing of the shares of the Joint Holding Company, which they plan to list on the Prime Market of the Tokyo Stock Exchange and the Premier Market of the Nagoya Stock Exchange. Therefore, it is planned that shareholders of each of the Companies will continue to be able to trade shares of the Joint Holding Company in share units.
Regarding dividends
How will interim dividends and year-end dividends be handled?	• Satori Electric (the Company) plans to pay a dividend of 44 yen per share with a record date of November 30, 2025, which is the end of the second quarter of the fiscal year ending May 2026. In addition, given that the effective date of the Business Integration is scheduled for April 1, 2026, Satori Electric plans to cancel its year-end dividend for the fiscal year ending May 2026. Instead, the Company intends to pay a special dividend of 46 yen per share with a record date of March 31, 2026. This is conditional upon the approval of the Share Transfer Plan for the Business Integration by a special resolution at the extraordinary general meetings of shareholders of both companies, scheduled for December 11, 2025.
How will the Joint Holding Company’s dividends with a record date of March 31, 2027 be handled?	• The Companies plan to determine the amount of the Joint Holding Company’s dividends for the fiscal year ending March 31, 2027 by comprehensively taking into account factors such as the dividend policies and dividend levels of each of the Companies up to the present and the future performance of the Joint Holding Company, but no specific details have been determined at present.

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